                                                                  EXHIBIT 10.29


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                       NOTE AND WARRANT PURCHASE AGREEMENT

                               DATED MAY 17, 2000

                                      AMONG

                      PRAIRIE CAPITAL MEZZANINE FUND, L.P.,

                              KRANE HOLDINGS, INC.

                                       AND

                              KRANE PRODUCTS, INC.

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

                                TABLE OF CONTENTS

                                                                                                      Page
1. Definitions and Related Matters ..............................................................       1
        1.1    Definitions ......................................................................       1
        1.2    Other Defined Terms ..............................................................      15
        1.3    Accounting Principles ............................................................      16
        1.4    Other Interpretive Matters .......................................................      17

2. Authorization and Closing.....................................................................      17
        2.1    Authorization of the Securities ..................................................      18
        2.2    Purchase and Sale of the Securities ..............................................      18
        2.3    The Closing ......................................................................      18
        2.4    The Supplemental Closing .........................................................      19

3. Conditions of the Purchaser's Obligation at the Closing.......................................      19
        3.1    Representations, Warranties and Covenants; No Event of Default ...................      19
        3.2    Certificate of Incorporation .....................................................      19
        3.3    Bylaws ...........................................................................      19
        3.4    Intentionally Omitted ............................................................      20
        3.5    Investor Subscription Agreement ..................................................      20
        3.6    Equityholders Agreement ..........................................................      20
        3.7    Stockholders Agreement ...........................................................      20
        3.8    Guaranty .........................................................................      20
        3.9    Sale of Securities to the Purchaser ..............................................      20
        3.10   Intentionally Omitted ............................................................      20
        3.11   Securities Law Compliance ........................................................      20
        3.12   Acquisition Agreement ............................................................      20
        3.13   Senior Loan Agreement ............................................................      21
        3.14   Closing Fees and Expenses ........................................................      21
        3.15   Employment Agreements ............................................................      21
        3.16   Payment of Existing Indebtedness .................................................      21
        3.17   Intercreditor Agreement ..........................................................      21
        3.18   Lease Plan - Krane Products Investors, L.P. ......................................      22
        3.19   Seller Investment ................................................................      22
        3.20   Opinion of the Company's Counsel .................................................      22
        3.21   Opinion of Seller's Counsel ......................................................      22
        3.22   Closing Documents ................................................................      22
        3.23   Proceedings ......................................................................      24
        3.24   Intentionally Omitted ............................................................      24

        3.25   No Material Adverse Change .......................................................      24
        3.26   Compliance with Applicable Laws ..................................................      24
        3.27   Waiver ...........................................................................      24

3A. Conditions of the Purchaser's Obligations Subsequent to Closing..............................      24
        3A.1   Delivery of Financial Information ................................................      24
        3A.2   Notice ...........................................................................      25
        3A.3   Representations and Warranties; No Event of Default ..............................      25
        3A.4   Covenant Compliance ..............................................................      25
        3A.5   Acquisition Agreement ............................................................      25
        3A.6   Senior Lenders ...................................................................      25
        3A.7   Supplemental Closing Fees and Expenses ...........................................      25
        3A.8   Closing Documents ................................................................      26
        3A.9   Use of Proceeds ..................................................................      26
        3A.10  Adjustment of Financial Covenant Levels ..........................................      26

4. Covenants.....................................................................................      27
        4.1    Financial Statements and Other Information .......................................      27
        4.2    Inspection of Property ...........................................................      30
        4.3    Attendance at Board Meetings .....................................................      30
        4.4    Affirmative Covenants ............................................................      31
        4.5    Note Negative Covenants ..........................................................      32
        4.6    Equity Negative Covenants ........................................................      36
        4.7    Financial Covenants ..............................................................      38
        4.8    Compliance with Agreements .......................................................      40
        4.9    Use of Proceeds ..................................................................      40
        4.10   SBIC Regulatory Provisions .......................................................      40
        4.11   Intentionally Omitted ............................................................      42
        4.12   Intentionally Omitted ............................................................      42
        4.13   Intellectual Property Rights .....................................................      42
        4.14   Preemptive Rights ................................................................      42
        4.15   Krane Earnout; Amended Financial Covenants .......................................      43
        4.16   Additional Subsidiaries ..........................................................      43
        4.17   Further Assurances ...............................................................      44

5. Transfer of Restricted Securities.............................................................      44
        5.1    General Provisions ...............................................................      44
        5.2    Opinion Delivery .................................................................      44
        5.3    Information Requests .............................................................      44
        5.4    Legend Removal ...................................................................      45

6. Representations and Warranties of the Company.................................................      45
        6.1    Organization, Corporate Power and Licenses .......................................      45
        6.2    Capital Stock and Related Matters ................................................      45
        6.3    Subsidiaries; Investments ........................................................      46
        6.4    Authorization; No Breach .........................................................      46
        6.5    Financial Statements .............................................................      47
        6.6    Projections and Pro Forma Financial Statements ...................................      48
        6.7    Absence of Undisclosed Liabilities ...............................................      48
        6.8    No Material Adverse Change .......................................................      48
        6.9    Absence of Certain Developments ..................................................      49
        6.10   Assets ...........................................................................      50
        6.11   Tax Matters ......................................................................      50
        6.12   Contracts and Commitments ........................................................      51
        6.13   Intellectual Property Rights .....................................................      53
        6.14   Intentionally Omitted ............................................................      54
        6.15   Litigation, etc ..................................................................      54
        6.16   Product Warranty .................................................................      54
        6.17   Brokerage ........................................................................      55
        6.18   Governmental Consent, etc ........................................................      55
        6.19   Insurance ........................................................................      55
        6.20   Employees ........................................................................      55
        6.21   ERISA ............................................................................      55
        6.22   Compliance with Laws .............................................................      56
        6.23   Environmental and Safety Matters .................................................      57
        6.24   Small Business Matters ...........................................................      58
        6.25   Affiliated Transactions ..........................................................      58
        6.26   Solvency, etc ....................................................................      58
        6.27   Investment Company ...............................................................      59
        6.28   Margin Regulations ...............................................................      59
        6.29   Public Utility Holding Company Act ...............................................      59
        6.30   Acquisition Agreement and Senior Loan Agreement Representations ..................      59
        6.31   Disclosure .......................................................................      59
        6.32   Closing Date .....................................................................      60
        6.33   Business of the Company ..........................................................      60

7. Events of Default.............................................................................      60
        7.1    Definition .......................................................................      60
        7.2    Consequences of Events of Default ................................................      63

8. Miscellaneous.................................................................................      64
        8.1    Expenses .........................................................................      64

        8.2    Remedies .........................................................................      65
        8.3    Purchasers' Investment Representations ...........................................      65
        8.4    Amendments and Waivers ...........................................................      66
        8.5    Survival of Agreement ............................................................      66
        8.6    No Setoffs, etc ..................................................................      66
        8.7    Successors and Assigns ...........................................................      67
        8.8    Aggregation ......................................................................      67
        8.9    Severability .....................................................................      67
        8.10   Counterparts .....................................................................      67
        8.11   Descriptive Headings; Interpretation .............................................      67
        8.12   Governing Law ....................................................................      67
        8.13   Notices ..........................................................................      68
        8.14   Consideration for Warrants .......................................................      69
        8.15   Construction .....................................................................      69
        8.16   Complete Agreement ...............................................................      70
        8.17   Indemnification ..................................................................      70
        8.18   Payment Set Aside ................................................................      71
        8.19   Jurisdiction and Venue ...........................................................      71
        8.20   Waiver of Right to Jury Trial ....................................................      71
        8.21   Certain Waivers ..................................................................      72
        8.22   Joint and Several Liability of the Borrowers .....................................      72

Schedules and Exhibits
Schedule of Purchasers
List of Exhibits
List of Disclosure Schedules

                              KRANE HOLDINGS, INC.
                              KRANE PRODUCTS, INC.

                       NOTE AND WARRANT PURCHASE AGREEMENT

         THIS AGREEMENT is made as of May 17, 2000, among Krane Holdings, Inc., a Delaware corporation (the "Company"), Krane Products, Inc., a New York corporation ("Krane," together with any other Persons from time to time joined as parties hereto as a borrower, are collectively referred to herein as the "Borrowers" and individually as a "Borrower"), Prairie Capital Mezzanine Fund, L.P., a Delaware limited partnership ("Prairie"), and each of the other holders of Notes, Warrants or Underlying Common Stock, if any, who become a party hereto in accordance with the terms hereof (Prairie and such other holders are collectively referred to herein as the "Purchasers" and individually as a "Purchaser").

         The parties hereto agree as follows:

         Section  1. Definitions and Related Matters.

         1.1 Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below (such meanings to be applicable to both the singular and plural forms of the terms defined):

         "Acquisition Documents" means the Acquisition Agreement and all documents and instruments executed in connection therewith including, without limitation, the agreements attached as exhibits thereto.

         "Affiliate" of any particular Person means (i) any other Person which, directly or indirectly, controls or is controlling by or is under common control with such Person and (ii) any officer or director of such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to vote five percent (5%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Affiliated Group" means any affiliated group as defined in Code ss. 1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which any Security Party or any of its Subsidiaries was a member.

         "AHD" means American Home Direct Corp., a New York corporation.

         "Asset Sale" means the sale, lease, assignment or other transfer for value (each a "Disposition") by any Security Party or its Subsidiaries (other than to any other Security Party or any wholly-owned Subsidiary of any Security Party) of any asset or right of any Security Party or any of its Subsidiaries, other than (a) the Disposition of any asset which is to be replaced, and is in fact replaced, within one hundred eighty (180) days after the consummation of such Disposition with another asset performing the same or a similar function,
(b) the sale or lease of inventory in the ordinary course of business and (c) other Dispositions to the extent the Net Proceeds thereof do not exceed $100,000 in the aggregate in any fiscal year.

         "Business Day" means any day other than a Saturday, Sunday or public holiday under the laws of the State of Illinois or other day on which banking institutions are authorized or obligated to close in Chicago, Illinois.

         "Capital Expenditures" means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company and its Subsidiaries, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (iii) substantially concurrently with the proceeds from the sale of similar assets.

         "Capitalized Lease" means a lease under which the obligations of the lessee should, in accordance with GAAP consistently applied, be included in determining total liabilities as shown on the liability side of a balance sheet of the lessee.

         "Capitalized Lease Obligations" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP consistently applied and Statement of Financial Accounting Standards No. 13.

         "Change in Control" means (A) any sale, transfer or issuance or series of sales or issuances of the Company's capital stock by the Company or any holder or holders thereof, or any merger, consolidation or other transaction involving the Company, immediately after which (x) HIG no longer possesses the voting power to elect a majority of the Company's board of director or (y) HIG no longer holds record and beneficial ownership of at least forty-five percent (45%) of the Common Stock, (B) any sale, transfer or issuance or series of sales or issuances of any Borrower's capital stock by such Borrower or any holder or holders thereof, or any merger, consolidation or other transaction involving such Borrower, immediately after which the Company no longer holds record and beneficial ownership of 100% of such Borrower's outstanding capital stock (except as otherwise expressly permitted under Section 4.5(v), (C) any sale of all or substantially all of the Company's and its Subsidiaries' assets on a consolidated basis, (D) after the Closing, any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, but excluding any Specified Person (as defined below)) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than twenty-five percent (25%) of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of the Company having voting rights in the election of directors under normal circumstances, (E) any Security Party (other than the Company) shall cease to be a Wholly-Owned Subsidiary of the Company, (F) a majority of the members of the Board of Directors of the Company shall cease to be Continuing Members (as defined below), (G) a period of thirty (30) consecutive days shall have elapsed during which any two of the individuals named on the attached Continuing Members Schedule shall have ceased to hold executive offices with the Company at lease equal in seniority and responsibility to such individuals' present offices described as set out in such schedule, excluding any individual who has been replaced by another individual or individuals reasonably satisfactory to the Purchaser (it being understood that any such replacement individual shall be deemed added to the Continuing Members Schedule on the date of approval thereof by the Purchaser); for purposes of the foregoing, "Continuing Members" means a member of the Board of Directors of the Company who either (1) was member of the Company's Board of Directors on the day before the Closing or (2) became a member of such Board of Directors after the day before the Closing and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Company's Board of Directors; and "Specified Person" means HIG.

         "Code" means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

         "Co-Invest Put Notes" has the meaning set forth in the Initial Warrant.

         "Common Stock" means, collectively, the Company's Common Stock, par value $.001 per share, and any capital stock of any class of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

         "Common Stock Deemed Outstanding" means, at any given time and from time to time, the number of shares Common Stock actually outstanding at such time, plus the maximum number of shares of Common Stock issuable upon exercise, conversion or exchange or any outstanding Options or Convertible Securities in each case regardless of whether the Options or Convertible Securities are actually exercisable at such time.

         "Computation Period" means each period of four consecutive fiscal quarters ending on the last day of a fiscal quarter commencing with the fiscal quarter ending September 30, 2000.

         "Consolidated Interest Expense" means, for any period, the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on Capitalized Leases) paid in cash net of cash interest income.

         "Consolidated Net Income" means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period, excluding any gains or losses from Asset Sales (and transactions of a type described in clauses (a) and (c) of the definition of "Asset Sales"), any extraordinary gains or losses and any gains or losses from discontinued operations.

         "Consolidated Total Assets" means, on any date, the net book value of all assets of the Company and its Subsidiaries on that date, determined on a consolidated basis which, in accordance with GAAP consistently applied, should be classified on the Company's consolidated balance sheet as assets.

         "Convertible Securities" means any stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock.

         "Consulting Agreement" means the Consulting Agreement of even date herewith between HIG Capital and Krane, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Dividend" means any distribution by a corporation or other entity with respect to its capital stock or other ownership interests whether in cash, securities (including common and preferred stock) or other property.

         "EBITDA" means, for any period, Consolidated Net Income for such period plus, or minus, as applicable, to the extent deducted or added in determining such Consolidated Net Income, Consolidated Interest Expense, non-cash interest expense, non-cash compensation expense, non-cash purchase accounting adjustments, income tax expense, depreciation and amortization (including amortization of capitalized debt issuance costs) for such period; provided, that, notwithstanding the foregoing, for any calculation of EBITDA that is to include all or any portion of EBITDA for the fiscal quarters ending December 31, 1999 and March 31, 2000, such portion of EBITDA shall be determined as follows:
(a) with respect to the fiscal quarter ended December 31, 1999 or any portion thereof, EBITDA shall be deemed to equal $739,000 (or the respective portion of such amount determined by multiplying such amount by a fraction, the numerator of which is the number of days during such fiscal quarter included in such calculation and the denominator of which is ninety two (92)) and (b) with respect to the fiscal quarter ended March 31, 2000 or any portion thereof, EBITDA shall be deemed to equal $1,252,000 (or the respect portion of such amount determined by multiplying such amount by a fraction, the numerator of which is the number of days during such fiscal quarter included in such calculation and the denominator of which is ninety one (91)).

         "Environmental and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation), each as amended and as now or hereafter in effect.

         "Environmental Lien" means any Lien, whether recorded or unrecorded, in favor of any governmental entity, relating to any liability of any Security Party or any of its Subsidiaries arising under any Environmental and Safety Requirements.

         "Equity Interests" means all of the equity interests in a Person and all warrants, options and other rights to acquire any equity interests in such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

         "ERISA Affiliate" means, with respect to the Company, any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means, as to any Security Party, any Subsidiary or any ERISA Affiliate (i) a Reportable Event as defined in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event for which notice has been waived by regulation), (ii) the withdrawal of any Security Party, any Subsidiary thereof or any ERISA Affiliate from a Pension Plan in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed a "substantial employee" under Section 4062(e) of ERISA, (iii) the termination of a Pension Plan, the filing of notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Pension Plan by the PBGC, (v) the partial or complete withdrawal of any Security Party, any Subsidiary thereof or any ERISA Affiliate from a Multiemployer Plan, (vi) the imposition of a lien on any Security Party, any Subsidiary thereof or any ERISA Affiliate pursuant to Section 412 of the Code or Section 302 of ERISA, (vi) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan to which any Security Party, any Subsidiary thereof or any ERISA Affiliate has any liability under
Section 4241 or Section 4245 of ERISA, respectively, and (vii) any event or condition which results in the termination of a Multiemployer Plan, or the institution by the PBGC of proceedings to terminate a Multiemployer Plan to which any Security Party, any Subsidiary thereof or any ERISA Affiliate has any liability under Section 4041A of ERISA or Section 4042 of ERISA, respectively.

         "Federal Bankruptcy Code" means Title 11 of the United States Code.

         "Financing" means the purchase of the Securities by the SBIC Holder hereunder.

         "Fixed Charges" means, for any period, Consolidated Interest Expense for such period, plus required payments of principal of Funded Indebtedness (but excluding the Revolving Loans (as such term is defined in the Senior Loan Agreement)), plus, payments of the type described in clauses (ii)(b) and (xxii) of Section 4.5;

         "Funded Indebtedness" means, as to any Person, all Indebtedness of such Person that matures more than one (1) year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

         "GAAP" means generally accepted accounting principles as promulgated by the Financial Accounting Standards Board, as in effect from time to time (subject to the provisions of Section 1.3 hereof).

         "Guarantee" means any guarantee of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended (or continued) to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to (i) pay the Indebtedness or other liabilities of such obligor, (ii) purchase an obligation owed by such obligor, (iii) purchase goods and services from such obligor pursuant to a take-or-pay contract, (iv) maintain the capital, working capital, solvency or general financial condition of such obligor, or (v) otherwise assure any creditor of such obligor against loss (including by way of an agreement to repurchase or reimburse), whether or not any such arrangement is listed on the balance sheet of such other Person or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business. The amount of any Guarantee shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed or determined amount, the maximum amount guaranteed or supported.

         "Hedging Agreement" means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

         "Hedging Obligations" means, with respect to any Person, any liability of such Person under any Hedging Agreement.

         "HIG" means HIG KPI, Inc., a Cayman Island corporation.

         "HIG Capital" means H.I.G. Capital, LLC, a Delaware limited liability company.

         "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt instrument, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than 90 days past due unless the same are being contested in good faith by appropriate proceedings and with respect to which the Company or one of its Subsidiaries has set aside adequate reserves therefor in accordance with GAAP consistently applied), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any obligations for which a Person is obligated pursuant to a Guarantee, (vi) any obligations under Capitalized Leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets, (viii) any unsatisfied obligation for Withdrawal Liability to a Multiemployer Plan, (ix) any Hedging Obligation of a Person and (x) all indebtedness of any partnership of which such Person is a general partner.

         "Indebtedness to Be Repaid" means the Indebtedness listed on the attached Indebtedness to Be Repaid Schedule.

         "Initial Warrant Put Notes" means "Warrant Put Notes" as such term is defined in the Initial Warrant.

         "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, internet domain names, logos and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

         "Interest Coverage Ratio" means, for any Computation Period, the ratio of (i) EBITDA for such Computation Period, to (ii) Consolidated Interest Expense for such Computation Period; provided, that with respect to covenant testing periods ending September 30 and December 31, 2000, Consolidated Interest Expense for the purpose of the calculation of the Interest Coverage Ratio shall equal the product obtained by multiplying, as applicable, (x) the amount of Consolidated Interest Expense for the period commencing on the Closing Date and ending on the last day of the respective covenant testing periods, times two and four-thirds, respectively.

         "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests, membership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

         "Investment Documents" means this Agreement, the Notes, the Warrants, the Security Party Guaranty, the Intercreditor Agreement, the Investor Subscription Agreement, the Equityholders Agreement, the Side Letter, the Stockholder Agreement and each of the other agreements, documents and instruments expressly contemplated hereby and thereby (excluding the Senior Loan Agreement).

         "Investor Common Stock" means (i) the Common Stock issued pursuant to the Investor Subscription Agreement, (ii) the Co-Invest Warrant, (iii)the Common Stock issued or issuable upon exercise of the Co-Invest Warrant and (iv) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) through (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement and the Co-Invest Warrant, any Person who holds the Co-Invest Warrant shall be deemed to be the holder of the Investor Common Stock obtainable upon exercise of the Co-Invest Warrant in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the exercise of the Co-Invest Warrant, such Investor Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Investor Common Stock hereunder.

         "IRS" means the United States Internal Revenue Service.

         "knowledge" or "aware" means and includes (i) the actual knowledge or awareness of each Security Party and its Subsidiaries (which shall include the actual knowledge and awareness of the officers, directors and key employees of such Security Party and its Subsidiaries and the general managers of each facility of such Security Party and its Subsidiaries) and (ii) the knowledge or awareness which a prudent business person would have obtained in the conduct of his business after making reasonable inquiry and reasonable diligence with respect to the particular matter in question. In particular, and not in limitation of the foregoing, the knowledge or awareness of the Sellers shall be imputed to each Security Party and its Subsidiaries.

         "Krane Earnout" means "Krane Earnout" as such term is defined in the Acquisition Agreement.

         "Liens" means any mortgage, pledge, security interest, encumbrance, lien, charge or other restriction of any kind whatsoever (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against any Security Party or Subsidiary or Affiliate of such Security Party, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to any Security Party or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement.

         "material" means any matter that, in the aggregate with all other matters, has resulted or might result in costs, liabilities, expenses, damages or prospects of or to, or claims by or against any Security Party or one of its Subsidiaries involving $100,000 or more.

         "Material Adverse Effect" means any matter or matters which would, alone or in the aggregate, have a materially adverse effect on (i) the operating results, assets, liabilities, operations, condition (financial or otherwise) or business of the Security Parties and their Subsidiaries taken as a whole, (ii) the ability of each of the Borrowers to repay the Notes or (c) the ability of each Security Party to perform any of its obligations under the Securities or any of the Investment Documents (each, a "Material Adverse Effect").

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which the Company of any ERISA Affiliate makes, is making, or is obligated to make contributions on behalf of participants who are or were employed by any of them or to which such person has any current or potential liability.

         "Officer's Certificate" means a certificate signed by the Company's president or its chief financial officer on behalf of the Company, stating that
(i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

         "Operating Cash Flow" means, for any Computation Period, EBITDA for such period less the sum of (i) all Capital Expenditures for such period and
(ii) all income taxes paid by the Security Parties.

         "Operating Lease" means for any Person any lease of property which would not be classified as a Capitalized Lease under GAAP consistently applied, other than a lease under which such Person is the lessor.

         "Options" means any rights or options to subscribe for the purchase of Common Stock or Convertible Securities.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Company or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "Permitted Indebtedness" means:

                  (i)      the Senior Debt;

                  (ii) any Indebtedness incurred pursuant to the terms of this Agreement and the Investment Documents;

                  (iii)    Indebtedness secured by Liens permitted by clause
         (iii) of the definition of Permitted Liens, and extensions, renewals and refinancings thereof; provided, that the aggregate amount of all such Indebtedness at any time outstanding shall not exceed $300,000 in the aggregate for all Security Parties;

                  (iv)     intercompany Indebtedness among the Borrowers;

                  (v) Hedging Obligations incurred for bona fide hedging purposes and for speculation;

                  (vi) Indebtedness described on the attached Indebtedness Schedule and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

                  (vii) the Indebtedness to Be Repaid (so long as such Indebtedness is repaid on the Closing Date with the proceeds of the initial Loans hereunder);

                  (viii) until the earlier of (y) the making or disbursement of the Supplemental Note in accordance with the terms hereof and (z) May, 31, 2001, Indebtedness constituting the Krane Earnout and

                  (ix) other unsecured Indebtedness, in addition to the Indebtedness listed above, in an aggregate amount not at any time exceeding $125,000 in the aggregate for all Security Parties and their Subsidiaries.

         "Permitted Liens" means:

                  (i) Liens for taxes or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP consistently applied;

                  (ii) Liens arising in the ordinary course of business (such as (a) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (b) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

                  (iii) subject to the limitations set forth in clause (iii) of the definition of Permitted Indebtedness, (a) Liens arising in connection with Capitalized Lease Obligations (and attaching only to the property being leased), (b) Liens existing on property at the tine of the acquisition thereof by any Security Party (and not created in contemplation of such acquisition) and (c) Liens that constitute purchase money security interests on any property securing indebtedness incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within sixty (60) days of the acquisition thereof and attaches solely to the property so acquired;

                            (iv) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $300,000 in the aggregate for all Security Parties, arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                  (v) easements, rights-of-way, restrictions minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of each Borrower and its Subsidiaries;

                  (vi) Liens securing the Senior Debt pursuant to and/or under the Senior Loan Agreement;

                  (vii)    Liens which are described on the Liens Schedule; and

                  (viii) Liens not to exceed in the aggregate at any one time outstanding of $50,000.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof and any other entity.

         "Plan" shall mean as required by the context at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which the Company or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "Potential Event of Default" means any event or occurrence which with the passage of time or the giving of notice or both would constitute an Event of Default.

         "Put Notes" means, collectively, the Co-Invest Put Notes, the Initial Warrant Put Notes and the Supplemental Warrant Put Notes.

         "Qualified Plan" means an employee pension benefit plan, as defined in
Section 3(2) of ERISA, which is intended to be tax-qualified under Section 401(a) of the Code, and which the Company or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "Regulatory Problem" means any transaction, circumstance or situation whereby (i) a Person and such Person's Affiliates would own, control or have power over a quantity of securities of any kind issued by the Company or any other entity greater than is permitted under any requirement of any governmental authority, or (ii) it has been asserted by any governmental regulatory agency, or such Person believes, that such Person and its Affiliates are not entitled to hold, or exercise any significant right under or with respect to, the Notes, the Warrants, the Investor Common Stock or the Underlying Common Stock held by such Person.

         "Regulatory Violation" means, with respect to any SBIC Holder providing Financing under this Agreement, (i) a diversion of the proceeds of such Financing from the use reported thereof on the SBA Form 1031 delivered at the Closing, if such diversion was effected without obtaining the prior written consent of the SBIC Holders (which may be withheld in their sole discretion) or
(ii) a change in the principal business activity of any Security Party and its Subsidiaries to an ineligible business activity (within the meaning of the SBIC Regulations) if such change occurs within one year after the date of the initial Financing hereunder.

         "Release" has the meaning set forth in CERCLA.

         "Reportable Event" means any of the events listed in Section 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA.

         "Responsible Officer" means the chief executive officer, the president, the chief financial officer, the treasurer or the corporate controller of a Person, or any other officer having substantially the same authority and responsibility.

         "Restricted Securities" means (i) the Securities issued hereunder, (ii) the Underlying Common Stock and (iii) any securities issued with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 8.3 have been delivered by the Company in accordance with Section 5. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 8.3.

         "SBIC" means a small business investment company licensed under the SBIC Act.

         "SBIC Act" means the Small Business Investment Act of 1958, as amended.

         "SBIC Holder" means Prairie and any other holder of Notes or Underlying Common Stock which is an SBIC.

         "SBIC Regulations" means the Small Business Investment Company Act of 1958, as amended, and the regulations issued by the Small Business Administration thereunder, codified at Title 13 of the Code of Federal Regulations ("13 CFR"), 107 and 121, as amended.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

         "Security Party" means collectively, the Company, each Borrower, and any Subsidiary of any such Person which becomes a party to the Investment Documents.

         "Sellers" means, collectively, Gary Kranz and Steven Kranz.

         "Senior Debt" means "Senior Indebtedness" as such term is set forth in the Intercreditor Agreement.

         "Side Letter" means that certain Side Letter among the Purchaser, HIG and HIG Capital.

         "Stock Purchase" means any redemption, acquisition, purchase or other retirement of any capital stock or ownership interest of any Security Party or any of its Subsidiaries (including preferred stock) or of any warrants, rights or other options to purchase such capital stock or ownership interest, other than upon any conversion thereof into or exchange thereof for other shares of such Security Party's or any of its Subsidiaries' capital stock.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control (or have the power to be or control) a managing director, manager or general partner of such limited liability company, partnership, association or other business entity.

         "Supplemental Warrant Put Notes" means "Put Notes" as such term is defined in the Supplemental Warrant.

         "Tax" or "Taxes" means any federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

         "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

         "Title IV Plan" means a Pension Plan which is covered by Title IV of ERISA.

         "Total Coverage Ratio" means, for any Computation Period, the ratio of Operating Cash Flow for such Computation Period to Fixed Charges for such Computation Period; provided, that, with respect to each of the Computation Periods ending September 30 and December 31, 2000, Consolidated Interest Expense and required payments of principal of Funded Indebtedness for the purpose of the calculation of Total Coverage Ratio shall equal the product obtained by multiplying, as applicable, (x) the amount of such items for the period commencing on the Closing Date and ending on the last day of the respective Computation Period, times (y) two or four-thirds, respectively.

         "Total Indebtedness" means all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis.

         "Total Indebtedness to EBITDA Ratio" means, as of the last day of any fiscal quarter, the ratio of (i) Total Indebtedness as of such day, to (ii) EBITDA for the Computation Period ending on such day.

         "Transaction Documents" means, collectively, the Acquisition Documents, the Investment Documents and the Senior Loan Agreement.

         "Underlying Common Stock" means (i) the Common Stock issued or issuable upon exercise of the Warrants and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement and the Warrants, any Person who holds Warrants shall be deemed to be the holder of the Underlying Common Stock obtainable upon exercise of the Warrants in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the exercise of the Warrants, such Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Underlying Common Stock hereunder. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any of its Subsidiaries.

         "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

         "Withdrawal Liability" means, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

         1.2 Other Defined Terms. The following terms are defined in this Agreement in the Section set forth below:

         Term                                             Section
         ----                                             -------
         Acquisition                                        3.12
         Acquisition Agreement                              3.12
         Acquisition Sub                                    3.12
         Borrower                                           Preamble
         Borrower Obligations                               8.22
         CERCLA                                             6.23
         Certificate of Incorporation                       3.2
         Closing                                            2.3
         Company                                            Preamble
         Equityholders Agreement                            3.6
         Event of Default                                   7.1
         Guaranty                                           3.8
         Indemnitees                                        8.17
         Initial Note                                       2.1
         Initial Warrant                                    2.1
         Intercreditor Agreement                            3.17

         Investor Subscription Agreement                    3.5
         Latest Balance Sheet                               6.5
         Liabilities                                        8.17
         Material Indebtedness                              7.1
         Notice of Supplemental Closing                     3A.1
         Notes                                              2.1
         Prairie                                            Preamble
         Purchaser                                          Preamble
         Securities                                         2.1
         Senior Lenders                                     3.13
         Senior Lenders' Agent                              3.13
         Senior Loan Agreement                              3.13
         Stockholders Agreement                             3.7
         Supplemental Closing                               2.4
         Supplemental Note                                  2.1
         Supplemental Warrant                               2.1
         Warrants                                           2.1

         1.3 Accounting Principles. The classification, character and amount of all assets, liabilities, capital accounts and reserves and of all items of income and expense to be determined, and any consolidation or other accounting computation to be made, and the interpretation of any definition containing any financial term, pursuant to this Agreement shall be determined and made in accordance with GAAP consistently applied; provided, however, that if any changes in GAAP are hereafter required or permitted and are adopted by the Company with the agreement of its independent certified public accountants and such changes result in a material change in the method of calculation of any of the financial covenants, restrictions or standards herein or in the related definitions or terms used therein ("Material Accounting Changes"), the parties hereto agree to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such changes as if such changes had not been made; provided, however, that no Material Accounting Change shall be given effect in such calculations until such provisions are amended in a manner reasonably satisfactory to the Purchaser. If such amendment is entered into, all references in this Agreement to GAAP shall mean GAAP as of the date of such amendment together with any changes in GAAP after the date hereof which are not Material Accounting Changes.

         1.4 Other Interpretive Matters. In this Agreement, the Notes, the Warrants and each other Investment Document to which the Purchaser and each Security Party, as applicable are the sole parties thereto, unless a clear contrary intention appears: (i) the singular number includes the plural number and vice versa; (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Investment Document, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) reference to any gender includes each other gender; (iv) reference to any agreement (including this Agreement and the Schedules hereto), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof (and without giving effect to any amendment or modification that would not be permitted in accordance with the terms hereof); (v) reference to any applicable law means such applicable law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any particular provision of any applicable law shall be interpreted to include any revision of or successor to that provision regardless of how numbered or classified; (vi) reference to any Article, Section or Exhibit means such Article or Section hereof or such Exhibit hereto; (vii) "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof; (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; (ix) relative to the determining of any period of time, "from" means "from and including" and "to" and "through" mean "to and including"; (x) "or", "either" and "any" are not exclusive; and (xi) references to any Subsidiary of a Person shall be given effect only at such times as such Person has one or more Subsidiaries.

         Section 2. Authorization and Closing.

         2.1 Authorization of the Securities. (i) Each Borrower has authorized the issuance and sale to the Purchaser of its (A) 12.0% Initial Senior Subordinated Promissory Note in an aggregate principal amount of $2,500,000, in form and substance as set forth in Exhibit A attached hereto (the "Initial Note") and (B) 12% Supplemental Senior Subordinated Promissory Note in an aggregate amount of $1,000,000, in form and substance as set forth in Exhibit A-1 attached hereto (the "Supplemental Note," together with the Initial Note, the "Notes"), and (ii) the Company has authorized the issuance and sale to the Purchaser of its (Y) Initial Stock Purchase Warrant and Repurchase Agreement representing the right to acquire 41,667 shares of the Company's Common Stock, subject to adjustment, in form and substance as set forth in Exhibit B attached hereto (the "Initial Warrant") and (Z) Subsequent Stock Purchase Warrant and Repurchase Agreement representing the right to acquire the greater of (1) 15,863 shares of the Company's Common Stock and (2) the number of shares of the Company's Common Stock reflecting 1.5% of the equity of the Company on a fully-diluted basis as of the date of the Supplemental Closing, subject to adjustment, in form and substance as set forth in Exhibit B-1 attached hereto (the "Supplemental Warrant," and together with the Initial Warrant and the Co-Invest Warrant (as such term is defined herein), the "Warrants"). The Notes and the Warrants are sometimes collectively referred to herein as the "Securities."

         2.2 Purchase and Sale of the Securities. (i) At the Closing, the Borrowers shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Borrowers the Initial
Note in the aggregate principal amount of $2,500,000 for a purchase price equal to $2,450,000. At the Closing, the Company shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Company the Initial Warrant to purchase 41,667 shares of Common Stock, subject to adjustment, for a purchase price equal to $50,000.

         (ii) Subsequent to the Closing, the Borrowers shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Borrowers the Supplemental Note in the aggregate principal amount of $1,000,000 for a purchase price equal to $985,000. Subsequent to the Closing, the Company shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Company the Supplemental Warrant to purchase shares of Common Stock, subject to adjustment, for a purchase price equal to $15,000.

         2.3 The Closing. The closing of the purchase and sale of the Initial Note and the Initial Warrant (the "Closing") shall take place at the offices of Katten Muchin Zavis, 525 West Monroe Street, Chicago, Illinois 60661 at 10:00 a.m. on May 17, 2000, or at such other place or on such other date as may be mutually agreeable to the Company and the Purchaser. At the Closing, each Security Party shall deliver to the Purchaser instruments evidencing the Securities to be purchased by the Purchaser at the Closing, issued in the name of the Purchaser or its nominee, upon payment of the purchase price thereof by wire transfer of immediately available funds, to the Senior Lenders' Agent, for further disbursement to accounts designated by the Company in writing prior to or simultaneous with the Closing, in the aggregate amount of $2,450,000 (which amount is net of fees payable pursuant to Section 3.14(i)).

         2.4 The Supplemental Closing. The closing of the purchase and sale of the Supplemental Note and the Supplemental Warrant (the "Supplemental Closing") shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601 on the date of the Supplemental Closing, or at such other place or on such other date as may be mutually agreeable to the Borrowers and the Purchaser. At the Supplemental Closing, the Borrowers shall deliver to the Purchaser the instruments evidencing the Securities to be purchased by the Purchaser at the Supplemental Closing, issued in the name of the Purchaser or its nominee, upon payment of the purchase price thereof by wire transfer of immediately available funds, to an account designated by the Company within five Business Days prior to the Supplemental Closing, in the aggregate amount of $990,000 (which amount is net of fees payable pursuant to Section 3A.7).

         Section 3. Conditions of the Purchaser's Obligation at the Closing. The obligation of the Purchaser to purchase and pay for the Initial Note and the Initial Warrant at the Closing is subject to the fulfillment as of the Closing of the following conditions to the Purchaser's satisfaction in its sole discretion:

         3.1 Representations, Warranties and Covenants; No Event of Default. The representations and warranties contained in Section 6 hereof shall be true and correct at and as of the Closing (both immediately prior to and immediately after giving effect to the transactions contemplated by the Transaction Documents) as though then made, each Security Party shall have performed all of the covenants required to be performed by it hereunder and under the other documents, agreements and instruments executed in connection herewith that are to be complied with or performed by such Security Party on or prior to the Closing, and there shall not exist any Event of Default or Potential Event of Default.

         3.2 Certificate of Incorporation. (i) The Certificate of Incorporation (the "Certificate of Incorporation") of the Company shall be in form and substance satisfactory to the Purchaser, shall be in full force and effect under the laws of the State of Delaware as of the Closing and shall not have been amended or modified.

         (ii) Krane's Certificate of Incorporation shall be in form and substance satisfactory to the Purchaser, shall be in full force and effect under the laws of the State of New York as of the Closing and shall not have been amended or modified.

         3.3 Bylaws. Each Security Party's bylaws shall each be in form and substance satisfactory to the Purchaser, shall each be in full force and effect as of the Closing and shall not have been amended or modified.

         3.4      Intentionally Omitted.

         3.5 Investor Subscription Agreement. The Company and the Purchaser shall have entered into an Investor Subscription Agreement in form and substance satisfactory to the Purchaser (the "Investor Subscription Agreement"), pursuant to which the Purchaser shall purchase 40,667 shares of Common Stock for the purchase price of $4.918 per share. The Investor Subscription Agreement shall be in full force and effect as of the Closing.

         3.6 Equityholders Agreement. The Company and Purchaser shall have entered into an Equityholders Agreement in form and substance as set forth in Exhibit C attached hereto (the "Equityholders Agreement"), and the Equityholders Agreement shall be in full force and effect as of the Closing.

         3.7 Stockholders Agreement. The Company and each holder of Common Stock shall have entered into a Stockholders Agreement in form and substance satisfactory to the

Purchaser ("Stockholders Agreement"), and the Stockholders Agreement shall be in full force and effect as of the Closing.

         3.8 Guaranty. The Company shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit D attached hereto (the "Guaranty"), and the Guaranty shall be in full force and effect as of the Closing.

         3.9 Sale of Securities to the Purchaser. Each Security Party shall have sold to the Purchaser all of the Securities to be purchased hereunder at the Closing.

         3.10     Intentionally Omitted.

         3.11 Securities Law Compliance. Each Security Party shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement and the issuance of the Underlying Common Stock upon exercise of the Warrants in compliance with such laws.

         3.12 Acquisition Agreement. The Agreement and Plan of Merger, dated as of May 10, 2000, among the Company, Krane Acquisition Corporation, a New York corporation (the "Acquisition Sub"), Krane, AHD, Sami Mnaymneh, and the Sellers (the "Acquisition Agreement") shall be in form and substance satisfactory to the Purchaser, shall be in full force and effect as of the Closing and shall not have been amended or modified. The conditions in Articles VIII and IX of the Acquisition Agreement shall have been satisfied in full (without reliance on any waiver by the Company or the Borrowers). The acquisition contemplated by the Acquisition Agreement (the "Acquisition") shall have been consummated simultaneously with the Closing hereunder in accordance with the terms of the Acquisition Agreement and the Acquisition Sub shall have merged with and into Krane with Krane as the surviving entity.

         3.13 Senior Loan Agreement. The Company, Acquisition Sub, the financial institutions parties thereto from time to time (together with their permitted successors and assigns, the "Senior Lenders") and LaSalle Bank National Association, as agent for the Senior Lenders (together with its successors, the "Senior Lenders' Agent") shall have entered into a credit agreement and related documents (collectively, as amended, modified, waived, replaced or refinanced from time to time in accordance with the provisions of the Intercreditor Agreement, the "Senior Loan Agreement") providing for loans to the Company and the Acquisition Sub of up to $15,650,000 (as of the Closing
Date) in form and substance satisfactory to the Purchaser, and the Senior Loan Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

         3.14 Closing Fees and Expenses. The Security Parties shall have (i) paid to the Purchaser a closing fee in the aggregate amount of $50,000 and (ii) reimbursed the Purchaser for the fees and expenses as provided in Section 8.1 hereof.

         3.15 Employment Agreements. The Borrowers shall have entered into employment, confidentiality and noncompetition agreements with each of Steven Kranz and Gary Kranz, (the "Employment Agreements") which Employment Agreements shall be in form and substance satisfactory to the Purchaser and which employment agreements shall be in full force and effect as of the Closing.

         3.16 Payment of Existing Indebtedness. The outstanding amount of the Indebtedness of each Borrower described on the attached "Use of Proceeds Schedule" shall have been paid in full as of the Closing, and such Borrower shall have received appropriate payoff letters, lien releases and other documents in form and substance satisfactory to the Purchaser.

         3.17 Intercreditor Agreement. The Company, each Borrower, the Senior Lenders' Agent, and the Purchaser shall have entered into a Subordination Agreement in form and substance satisfactory to the Purchaser (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Intercreditor Agreement"), and the Intercreditor Agreement shall be in full force and effect as of the Closing.

         3.18 Senior Lender Investment. Lease Plan - Krane Products Investors, L.P. shall have entered into an investor subscription agreement substantially identical to the Investor Subscription Agreement.

         3.19 Seller Investment. Gary Kranz and Steven Kranz jointly own 39.0% of the Common Stock (prior to dilution from the issuance of the Warrants).

         3.20 Opinion of the Company's Counsel. The Purchaser shall have received from White & Case LLP, counsel for the Security Parties, an opinion with respect to the matters set forth in Exhibit E attached hereto, which shall be addressed to the Purchaser, dated the date of the Closing and in form and substance satisfactory to the Purchaser.

         3.21 Opinion of Seller's Counsel. The Purchaser shall have received from Rosen & Reade, LLP, counsel for the Seller, an opinion in form and substance identical to the opinion delivered by Rosen & Reade, LLP pursuant to the Acquisition Agreement, which shall be addressed to the Purchaser, dated the date of the Closing and in form and substance satisfactory to the Purchaser.

         3.22 Closing Documents. Each Security Party, as applicable, shall have delivered to the Purchaser all of the following documents:

                  (i) the Initial Note in the principal amount of $2,500,000, duly completed and executed by each Borrower;

                  (ii) the Initial Warrant, duly completed and executed by the Company;

                  (iii) certificates evidencing issuance of 40,667 shares of Investor Common Stock, duly and validly issued, fully paid and nonassessable;

                  (iv) the warrant to purchase 1,218 shares of Common Stock ("Co-Invest Warrant"), duly completed and executed by the Company;

                  (v) a joint Officer's Certificate of the Security Parties, dated the date of the Closing, stating that the conditions specified in Sections 2.1(i)(A) and 2.1(ii), Section 2.2(i), Section 2.3, Sections 3.1 through 3.19, inclusive, and Section 3.25 have been fully satisfied;

                  (vi) certified copies of the resolutions duly adopted by the board of directors of each Security Party authorizing the execution, delivery and performance of each of the Transaction Documents to which it is a party, the issuance and sale of the Initial Note, the Initial Warrant, the Co-Invest Warrant and the Investor Common Stock, the reservation for issuance upon exercise of the Initial Warrant of an aggregate of 41,667 shares of Common Stock, the reservation for issuance upon exercise of the Co-Invest Warrant of 1,218 shares of Common Stock and the consummation of all other transactions contemplated by this Agreement;

                  (vii) certificates of the secretaries of each Security Party certifying the names and the signatures of the officers of such Security Party authorized to sign this Agreement, the Securities and each of the other agreements, documents and instruments contemplated hereby;

                  (viii) certified copies of each Security Party's Certificate of Incorporation and bylaws, each as in effect at the Closing;

                  (ix) certificates of good standing, dated not more than five days prior to the date of the Closing, of (A) the Company issued by the State of Delaware and (B) Krane issued by the States of Florida and New York;

                  (x) certified copies of the Acquisition Documents, Employment Agreements, Consulting Agreement and the Senior Loan Agreement, each as in effect at the Closing;

                  (xi) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including all blue sky law filings and waivers of all preemptive rights and rights of first refusal);

                  (xii) (a) duly completed and executed SBA Forms 480, 652 and 1031 from the Company and each Borrower;

                           (b) a five-year business plan showing the Company's financial projections (including balance sheets and income and cash flow statements) for such five-year period.

                           (c) a written certification from the Security Parties regarding their intended use of proceeds from the Financing; and

                           (d)      a list after giving effect to the
         transactions contemplated by this Agreement of (x) the name of each of the directors of each Security Party, (y) the name and title of each of the officers of each Security Party and (z) the name of each of the stockholders setting forth the number and class of shares held of each Security Party;

                  (xiii) a solvency certificate executed by the Company's chief financial officer on behalf of the Security Parties;

                  (xiv) a file-stamped copy of the Articles of Merger filed with the New York Secretary of State; and

                  (xv) such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its special counsel may reasonably request.

         3.23 Proceedings. All corporate and other proceedings taken or required to be taken by each Security Party in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its special counsel.

         3.24     Intentionally Omitted.

         3.25 No Material Adverse Change. Since December 31, 1999, there shall have been no material adverse change in the financial condition, operating results, assets, liabilities, operations or supplier relations of each Borrower and its Subsidiaries taken as a whole.

         3.26 Compliance with Applicable Laws. The purchase of the Securities by the Purchaser hereunder shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject the Purchaser to any penalty, liability or, in the Purchaser's sole judgment, other onerous condition under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Securities by the Purchaser hereunder shall be permitted by laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which the Purchaser is subject.

         3.27 Waiver. Any condition specified in this Section 3 may be waived if consented to by the Purchaser; provided that no such waiver shall be effective against the Purchaser unless it is set forth in a writing executed by the Purchaser.

         Section 3A. Conditions of the Purchaser's Obligations Subsequent to Closing. The obligation of the Purchaser to purchase and pay for the Supplemental Note is subject to the fulfillment as of the Supplemental Closing of the following conditions to the Purchaser's satisfaction in its sole discretion:

         3A.1     Delivery of Financial Information. The Borrowers shall deliver to the Purchaser the audited financial statements of Krane (or the Company and its Subsidiaries, as the case may be) for the fiscal year ending December 31, 2000, the calculation of Krane's "EBITDA" (as such term is defined in the Acquisition Agreement) as required by Section 1.8(d) of the Acquisition Agreement and any other information, statements, certificates and other materials upon which the calculation of the Krane Earnout and the determination of whether or not the Krane Earnout is due shall have been based.

         3A.2     Notice. The Borrowers shall deliver to the Purchaser an
originally executed Notice of Supplemental Closing in form and substance acceptable to the Purchaser (the "Notice of Supplemental Closing") at least five
(5) days prior to the date of the Supplemental Closing as provided in such notice containing the following representations and warranties: (i) the Krane Earnout has been earned or realized and is due and payable in accordance with the terms of the Acquisition Agreement and (ii) the aggregate amount thereof is $3,000,000.

         3A.3     Representations and Warranties; No Event of Default. The
representations and warranties contained in Section 6 hereof shall be true and correct at and as of the Supplemental Closing (both immediately prior to and immediately after giving effect to the transactions contemplated by the Notice of Supplemental Closing) as though then made, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date and there shall not exist any Event of Default or Potential Event of Default.

         3A.4     Covenant Compliance. After giving effect to issuance of the
Supplemental Note, the Borrowers shall provide an Officer's Certificate by the Company on behalf of each Security Party setting forth in sufficient detail the information and computations required to establish that each Security Party is in compliance with the financial covenants set forth in Section 4.7 as recalculated for the most recent month for which financial statements have been delivered to the Purchaser.

         3A.5     Acquisition Agreement. (i) All events and conditions required under the terms of the Acquisition Agreement for the Krane Earnout to be due and payable shall have occurred and been satisfied and (ii) none of the Sellers (or any other Person to whom payment is to be made in connection with the Krane Earnout) is obligated for the payment of any amount to any Security Party or its Subsidiaries which is then due and payable or is in material breach of the Acquisition Agreement.

         3A.6     Senior Lenders. The Senior Lenders shall have disbursed, or contemporaneously with the Supplemental Closing shall have agreed to disburse, $2,000,000 of the Krane Earnout in accordance with the terms of the Senior Loan Agreement and such amount shall be subject to the provisions of the Intercreditor Agreement.

         3A.7     Supplemental Closing Fees and Expenses. The Borrowers shall have paid to the Purchaser a supplemental closing fee in the amount of one percent (1.0%) of the aggregate principal amount of the Supplemental Note.

         3A.8     Closing Documents. Each Borrower shall have delivered to the
Purchaser all of the following documents:

                  (i) the Supplemental Note, duly completed and executed by each Borrower;

                  (ii) the Supplemental Warrant, duly completed and executed by the Company;

                  (iii) a joint Officer's Certificate of the Borrowers, dated the date of the Supplemental Closing, stating that the conditions specified in Section 2(i)(B), Section 2.2(ii), Section 2.4 and Sections 3A.1 through 3A.7, inclusive, have been fully satisfied;

                  (iv) certified copies of each Borrower's Certificate of Incorporation and bylaws, each as in effect on the Supplemental Closing;

                  (v) certificates of good standing of each Borrower, dated not more than five days prior to the date of the Supplemental Closing, issued by the states of New York and each state where such Borrower is qualified to do business as a foreign corporation as of the Supplemental Closing Date; and

                  (vi) such other documents (including resolutions, SBA forms, opinions of counsel and other documents of a nature required by
         Section 3.22) relating to the transactions contemplated by this Section 3A as the Purchaser or its special counsel may reasonably request.

         3A.9     Use of Proceeds. One hundred percent (100%) of the proceeds of the Supplemental Note shall be used to pay up to $1,000,000 of the Krane Earnout and the closing fee described in Section 3A.7.

         3A.10    Adjustment of Financial Covenant Levels. After receipt of the financial statements provided pursuant to Section 3A.1, the Purchaser may, in its sole discretion, amend the financial covenants in Section 4.7 in anticipation of the issuance and sale of the Supplemental Note; provided, that any amendment of such financial covenants shall maintain the same cushions, margins and differences (on a percentage basis) between the levels, thresholds or amounts of the financial covenants contained herein and their counterparts in Senior Loan Agreement as in effect immediately prior to giving effect to such amendment and any corresponding amendment to the Senior Loan Agreement; it being understood the desired result thereof is that the criteria and thresholds for evaluating the financial condition and performance of the Security Parties and their Subsidiaries shall be, after giving effect to the disbursement of the proceeds of the Supplemental Note and the Term Loans B (as such term is defined in the Senior Loan Agreement) and the payment of the Krane Earnout, reasonably equivalent to the criteria and thresholds (on a percentage basis) contained in
Section 4.7 prior to any such amendments and the giving of such effect.

         Section 4. Covenants.

         4.1 Financial Statements and Other Information. The Company shall deliver to the Purchaser:

                  (i) as soon as available but in any event within 45 days after the end of each monthly accounting period in each fiscal year through and including November, 2000, and 30 days after the end of each monthly accounting period in each fiscal year thereafter (except in any such case, that last month of each fiscal quarter), unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's and its Subsidiaries' annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by the Company's chief financial officer;

                  (ii) as soon as available but in any event within 45 days after the end of each fiscal quarter in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the Company's and its Subsidiaries' annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by the Company's chief financial officer;

                  (iii) accompanying the financial statements referred to in subsection (ii) and (iv), a duly completed Officer's Certificate in the form of Exhibit G attached hereto, with appropriate insertions, dated that date of such financial statements and signed by the Company's chief financial officer containing (a) a computation of each of the financial ratios and restrictions set forth in Section 4.7 and to the effect that such officer has not become aware of any Event of Default or Potential Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and (b) a written statement of the Security Parties' management setting forth a discussion of the Security Parties' and their respective Subsidiaries' financial condition, changes in financial condition and results of operations.

                  (iv) within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's and its Subsidiaries' preceding fiscal year, all prepared in accordance with GAAP consistently applied, and accompanied (a) as provided by PriceWaterhouseCoopers or other independent accounting firms of recognized national standing (acceptable to the holders of a majority of the outstanding principal amount of the Notes), with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications of
         (b) a written statement of such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that the Security Parties were not in compliance with any provision of subsections 4.5(i), (ii), (xiii), (xiv), (xvi) and
         (xxii) and Section 4.7 of this Agreement insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that the Security Parties were no in compliance with any such provision, describing such non-compliance in reasonable detail, (c) comparisons provided by such accountants of the consolidated portions of such statements with (1) the budget for such fiscal year and (2) the consolidated portions of the financial statements for the previous fiscal year, (d) certification by the chief financial officer of the Company of the consolidating financial statements, and (e) promptly upon receipt, a copy of such firm's annual management letter to the Company's board of directors;

                  (v) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's and its Subsidiaries' operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

                  (vi) promptly (but in any event within five (5) days) after the discovery or receipt of notice of any Event of Default or Potential Event of Default, any default under any Investment Document, any Acquisition Document or any other material agreement to which it or any of its Subsidiaries is a party, any investigation, notice, proceeding or adverse determination from any governmental or regulatory authority or agency, any condition or event that has resulted in or could result in any material liability under any Environmental and Safety Requirements or any other material adverse change, event or circumstance affecting any Security Party or any of its Subsidiaries (including the filing of any litigation against any Security Party or any or any of its Subsidiaries that could result in any material liability to the such Security Party or any of its Subsidiaries or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions each Security Party and its Subsidiaries have taken and propose to take with respect thereto;

                  (vii) at least 15 days but not more than 90 days prior to the beginning of each fiscal year, copies of the business plan for the Company and its Subsidiaries (including management's intentions with regard to anticipated significant business developments or objectives of the Company and its Subsidiaries) for each of the next three succeeding fiscal years and projections (prepared on a quarterly basis for the first succeeding year and on an annual basis for the second and third successive years) of (a) the consolidated and consolidating balance sheets at the end of each such fiscal year, (b) statements of income and expense and of shareholders' equity for each of such fiscal years and (c) statements of cash flow for each such fiscal year, all of the foregoing to be in reasonable detail and certified by the Company's president or chief financial officer to the effect that (x) such projections were prepared by the Company and its Subsidiaries in good faith, (y) the Company and its Subsidiaries have a reasonable basis for the assumptions contained in such projections and (iii) such projections have been prepared in accordance with such assumptions;

                  (viii) promptly upon the filing or sending but in any event within five (5) days thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the business of each Security Party and its Subsidiaries;

                  (ix) at the request of any Purchaser, copies of any statements, reports, certificates and any other information delivered to the Senior Lenders, the Senior Lenders' Agent or the Company's stockholders;

                  (x) promptly (but in any event within five (5) days) after the receipt by the Company or any ERISA Affiliate of notice of the occurrence of any of the following, written notice thereof which describes the same and the intended course of action of each Security Party and its Subsidiaries with respect thereto: (i) the occurrence or expected occurrence of any ERISA Event; (ii) the occurrence of any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code; (iii) the filing of any funding waiver request with the IRS with respect to any Pension Plan or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under Section 302 of ERISA; (iv) the occurrence of any material increase in the benefits provided under any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which a Security Party or ERISA Affiliate was not previously contributing resulting in the incurrence by such Security Party or ERISA Affiliate of a material liability; or (v) the occurrence of any other event with respect to any Plan which could result in the incurrence by a Security Party or ERISA Affiliate of any material liability, fine or penalty;

                  (xi) promptly (but in any event within five (5) days) after becoming aware of any of the following, written notice thereof which describes the same and the intended course of action of each Security Party and its Subsidiaries with respect thereto: (i) any cancellation or material change in any insurance maintained by any Security Party, (ii) any other event (including (a) any violation of any Environmental and Safety Requirement or the assertion of any claim with respect to a violation thereof or (b) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect, or (iii) the occurrence of any default of or event of default in respect of the Senior Loan Agreement or any other Indebtedness;

                  (xii) immediately after the receipt of notice (oral or written) of the acceleration of any Indebtedness; and

                  (xiii) with reasonable promptness, such other information and financial data concerning any Security Party and its Subsidiaries as any Purchaser may reasonably request.

Each of the financial statements referred to in subsections (i), (ii) and (iv) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, have a Material Adverse Effect).

         4.2 Inspection of Property. Each Security Party and its Subsidiaries shall permit any representatives designated by any Purchaser, upon reasonable notice and during normal business hours and at such other times as any such holder may reasonably request, to (i) visit and inspect any of the its properties, (ii) examine its corporate and financial records and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of such corporation with its directors, officers, key employees and independent accountants. The presentation of an executed copy of this Agreement by any Purchaser to the Security Parties' independent accountants shall constitute the Security Parties' permission to its independent accountants to participate in discussions with such Persons.

         4.3 Attendance at Board Meetings. The Company shall give the Purchaser written notice of each meeting of its board of directors (which shall be held at least quarterly) and each committee thereof at the same time and in the same manner as notice is given to the directors (which notice shall be promptly confirmed in writing to the Purchaser), and the Company shall permit a representative of the Purchaser to attend as an observer all meetings of its board of directors and all committees thereof. Each representative shall be entitled to receive all written materials and other information (including copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Company proposes to take any action by written consent in lieu of a meeting of its board of directors or of any committee thereof, the Company shall give written notice thereof to the Purchaser prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. The Company shall pay the reasonable out-of-pocket expenses of each representative incurred in connection with attending such board and committee meetings.

         4.4 Affirmative Covenants. So long as any of the Notes, Put Notes, Warrants or Underlying Common Stock remain outstanding, each Security Party shall, and shall cause each of its Subsidiaries to:

                  (i) Cause to be done all things necessary to maintain, preserve and renew its corporate existence, rights, franchises, privileges and qualifications (except in those instances in which the failure to be qualified to do business or in good standing in a jurisdiction does not have a Material Adverse Effect) and all material licenses, authorizations and permits necessary to the conduct of its businesses;

                  (ii) Maintain and keep its material properties in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all material respects at all times;

                  (iii) Pay and discharge when payable all Taxes, assessments and governmental charges imposed upon its properties or upon it or its income or profits (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property, unless and to the extent that the same are being contested in good faith, diligently and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP consistently applied) have been established on its books with respect thereto and such contest operates to suspend collections of the same;

                  (iv) Comply with all other material obligations which it incurs pursuant to any contract or agreement (other than the Senior Loan Agreement), whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith, diligently and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP consistently applied) have been established on its books with respect thereto;

                  (v) Comply with all applicable laws, rules and regulations of all governmental authorities (including Environmental and Safety Requirements), the violation of which would reasonably be expected to have a Material Adverse Effect;

                  (vi)     Comply with all material Environmental and Safety

         Requirements and all material permits, licenses or other authorizations issued thereunder; respond immediately to any Release or threatened Release of any hazardous material, substance or waste in a manner which complies with all Environmental and Safety Requirements and reasonably mitigates any risk to human health or the environment; and provide such documents or information, or conduct at its own cost such studies or assessments, relating to matters arising under the Environmental and Safety Requirements as any Purchaser may reasonably request;

                  (vii) Apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and covering casualties, risks and contingencies of such types and in such amounts as are customary for prudent companies of similar size engaged in similar lines of business (but in no event less than such amounts that were maintained as of the Closing); and

                  (viii) Maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP consistently applied.

         4.5 Note Negative Covenants. So long as any of the Notes or Put Notes remain outstanding, no Security Party shall, without the prior written consent of the holders of a majority of the outstanding principal amount of the
Notes:

                  (i) directly or indirectly declare, pay or make any Dividends, except for Dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock and except for Dividends by Wholly-Owned Subsidiaries of Krane paid or made to Krane;

                  (ii) directly or indirectly make, or permit any of its Subsidiaries to make, any Stock Purchase or directly or indirectly redeem, purchase or make, or permit any of its Subsidiaries to redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans, except (a) pursuant to the terms of the Warrants and (b) so long as no Event of Default or Potential Event of Default exists or would result therefrom, the Borrowers may make a distribution to the Company solely and to the extent that the Company uses such distribution to redeem employee owned capital stock not to exceed $125,000 in any fiscal year provided that after giving effect to such redemption, the Security Parties are in compliance on a pro forma basis with the covenants set forth in Section 4.7, recomputed for the most recent month for which financial statements have been delivered and such repurchase if permitted under the Senior Loan Agreement;

                  (iii) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any notes or debt securities containing equity features (including any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features);

                  (iv) make, or permit any of its Subsidiaries to make, any loans or advances to, Guarantees for the benefit of, or Investments in, any Person except for (a) reasonable advances to employees in the ordinary course of business consistent with past practices, (b) acquisitions permitted pursuant to subsection (viii) below, (c) Investments having a stated maturity no greater than one year from the date the Company or any of its Subsidiaries makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million or
         (3) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc., (d) intercompany loans, advances and guaranties by any Borrower in any other Borrower in the ordinary course of business, (e) securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors (f) contributions by any Security Party to the capital of any other Security Party (other than the Company), (g) bank deposits in the ordinary course of business; (h) Guarantees by the Borrowers' Subsidiaries of the obligations under the Senior Loan Agreement but only to the extent such Subsidiaries also guarantee the obligations under the Investment Documents and (i) the Security Party Guaranty;

                  (v) merge or consolidate with any Person or, except as permitted by subsection (viii) below, permit any of its Subsidiaries to merge or consolidate with any Person (other than a merger or consolidation between or among Wholly-Owned Subsidiaries or a merger or consolidation of a Wholly-Owned Subsidiary into the Company);

                  (vi) sell, lease or otherwise dispose of, or permit any of its Subsidiaries to sell, lease or otherwise dispose (other than Equity Interests of any Subsidiary of the Company), more than 5% of the Consolidated Total Assets of the Borrowers and their respective Subsidiaries in any twelve month period (other than sales of inventory in the ordinary course of business) or sell or permanently dispose of any of its or any of its Subsidiaries' Intellectual Property Rights other than such purchase or other acquisition by any Borrower of the assets or capital stock (to the extent permitted under (viii) of this Section 4.5) of another Borrower;

                  (vii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes and any reorganization after which the Company becomes a Subsidiary of any other Person) or otherwise alter, or permit any of its Subsidiaries to alter, its legal status other than the merger, consolidation, acquisition, sale, transfer, conveyance, lease or assignment of or by any Borrower with any other Borrower;

                  (viii) acquire, or permit any of its Subsidiaries to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, involving an aggregate consideration (including the assumption of liabilities whether direct or indirect) exceeding $500,000 in any twelve month period; provided, however, if no Event of Default or Potential Event of Default has occurred and is continuing or would occur as a result thereof, any Borrower may purchase or acquire the capital stock of any other Borrower;

                  (ix) enter into, or permit any of its Subsidiaries to enter into, the ownership, active management or operation of any business other than the direct marketing of products including, without limitation, septic maintenance products, to customers and the distribution of direct to consumer card packages to consumers and, notwithstanding the other provisions herein contained, the Company shall not engage in any business or other activities, or own any material assets or property, other than the ownership and management of its Subsidiaries;

                  (x) enter into, become subject to, amend, modify or waive, or permit any of its Subsidiaries to enter into, become subject to, amend, modify or waive, any agreement or instrument which by its terms would (under any circumstances) restrict (a) the right of any of its Subsidiaries to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or another Subsidiary of the Company, or (b) any Security Party's right to perform any of the provisions of any of the Investment Documents, the Acquisition Documents, the Securities or its Certificate of Incorporation (including provisions relating to the exercise of any of the Warrants, the exercise of the put provisions of any of the Warrants or the Investor Common Stock, the payment of principal and interest on the Notes and the payment of the Warrant Put Price and Co-Invest Put Price (as such terms are defined in the Initial Warrant) and the Put Price (as such term is defined in the Supplemental Warrant)), except in any such case for entering into the Senior Loan Agreement (it being understood that no such prohibition or limitation on such actions exist) or the Intercreditor Agreement and amending, modifying or supplementing such agreements in accordance with the terms of the Intercreditor Agreement;

                  (xi) enter into, amend, modify or supplement, or permit any of its Subsidiaries to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any of its Subsidiaries' officers, directors, employees, stockholders, partners or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for
         (a) customary employment arrangements and benefit programs on reasonable terms, (b) the Consulting Agreement as in effect on the date hereof and (c) as otherwise expressly contemplated by this Agreement;

                  (xii) establish or acquire (a) any Subsidiaries other than the establishment of any Wholly-Owned Subsidiaries of Krane so long as the provisions of Section 4.16 are satisfied, or (b) any Subsidiaries organized outside of the United States and its territorial possessions;

                  (xiii) create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness other than Permitted Indebtedness or any Liens other than Permitted Liens;

                  (xiv) enter into any Operating Leases under which the amount of the aggregate lease payments for all such agreements exceeds $300,000 on a consolidated basis for any twelve- month period;

                  (xv)     change its fiscal year;

                  (xvi) prepay, redeem, purchase, defeat or otherwise satisfy in any manner any principal or interest on any Indebtedness other than Senior Debt and the Indebtedness under this Agreement and the Notes;

                  (xvii) amend or modify any stock option plan or employee stock ownership plan as in existence as of the Closing or adopt any new stock option plan or employee stock ownership plan, in any such case which would provide for the redemption or put of any stock or options or other rights by any Person or which would be adverse to the Purchaser;

                  (xviii) issue or sell any shares of the capital stock or rights to acquire shares of the capital stock of any of its Subsidiaries to any Person other than the Company or a Wholly-Owned Subsidiary of the Company;

                  (xix)    Intentionally Omitted;

                  (xx) use the proceeds from the sale of the Securities other than as set forth on the Use of Proceeds Schedule;

                  (xxi) make any amendment to its Certificate of Incorporation or bylaws, or file any resolution of the board of directors with its jurisdiction of incorporation containing any provisions, which would adversely affect or otherwise impair in any respect any rights or remedies of any Purchaser or the rights or relative priority of the holders of the Underlying Common Stock or the Investor Common Stock under this Agreement, its Certificate of Incorporation or bylaws;

                  (xxii) directly or indirectly pay management fees or other amounts to HIG or HIG Capital or any of their respective Affiliates, except to the extent that no Event of Default or Potential Event of Default exists or would result therefrom, the Security Parties may pay management fees to HIG Capital, on a quarterly basis in arrears, pursuant to the terms of the Consulting Agreement (as in effect on the date hereof) in an aggregate amount not exceeding $200,000 in any fiscal year;

                  (xxiii) amend, modify or waive any provision of the Acquisition Documents or the Investment Documents (other than any amendment to the Acquisition Documents which is not adverse to the Purchaser), to which it is a party, and each Security Party shall enforce the provisions of the Acquisition Documents and the Investment Documents, to which it is a party, and shall exercise all of its rights and remedies thereunder;

                  (xxiv) amend, modify or waive, or permit any of its Subsidiaries to amend, modify or waive, any provision of (a) the Senior Loan Agreement except to the extent permitted by the Intercreditor Agreement, (b) the Consulting Agreement or (c) the provisions of the Acquisition Agreement relating to the Krane Earnout;

                  (xxv) take any action, or fail to take any action, which would result in the invalidity, abandonment, misuse or unenforceability of such Intellectual Property Rights or which would infringe upon or misappropriate any rights of other Persons;

                  (xxvi) cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business, and except for the cancellation of debts or claims not to exceed $125,000 in any fiscal year; or

                  (xxvii) enter into or be a party to, or permit any of its Subsidiaries to enter into or be a party to, any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by a Security Party regardless of whether delivery is ever made of such materials, supplies or other property or services.

         4.6 Equity Negative Covenants. So long as any of the Warrants or shares of Underlying Common Stock or Investor Common Stock remain outstanding, no Security Party shall, without the prior written consent of the holders of a majority of the Underlying Common Stock and Investor Common Stock:

                  (i) enter into, or permit any of its Subsidiaries to enter into, the ownership, active management or operation of any business other than the direct marketing of products to customers and the distribution of direct to consumer card packages to consumers and, notwithstanding the other provisions herein contained, the Company shall not engage in any business or other activities, or own any material assets or property, other than the ownership and management of its Subsidiaries;

                  (ii) liquidate, dissolve or effect a reorganization in any form of transaction (including any reorganization into a limited liability company, a partnership or any other non- corporate entity which is treated as a partnership for federal income tax purposes and any reorganization after which the Company becomes a Subsidiary of any other Person) or otherwise alter, or permit any of its Subsidiaries to alter, its legal status other than the merger, consolidation, acquisition, sale, transfer, conveyance, lease or assignment of or by any Borrower with any other Borrower;

                  (iii) enter into, become subject to, amend, modify or waive, or permit any of its Subsidiaries to enter into, become subject to, amend, modify or waive, any agreement or instrument which by its terms would (under any circumstances) restrict any Security Party's right to perform any of the provisions of any of the Investment Documents, the Securities or its Certificate of Incorporation (including provisions relating to the exercise of any of the Warrants, the exercise of any of the put provisions for any of the Warrants or the Investor Common Stock, the payment of the payment of the Warrant Put Price and the Co-Invest Put Price (as such terms are defined in the Initial Warrant) and the Put Price (as such term is defined in the Supplemental Warrant), except in any such case for entering into the Senior Loan Agreement (it being understood that no such prohibition or limitation on such actions exist) or the Intercreditor Agreement and amending, modifying or supplementing such agreements in accordance with the terms of the Intercreditor Agreement;

                  (iv) enter into, amend, modify or supplement, or permit any of its Subsidiaries to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any of its Subsidiaries' officers, directors, employees, stockholders, partners or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for
         (a) customary employment arrangements and benefit programs on reasonable terms, (c) the Consulting Agreement as in effect on the date hereof and (c) as otherwise expressly contemplated by this Agreement;

                  (v) make any amendment to its Certificate of Incorporation or bylaws, or file any resolution of the board of directors with its jurisdiction of incorporation containing any provisions, which would adversely affect or otherwise impair in any respect any rights or remedies of any Purchaser or the rights or relative priority of the holders of the Underlying Common Stock under this Agreement, its Certificate of Incorporation or bylaws;

                  (vi) issue or sell any shares of the capital stock, or rights to acquire shares of the capital stock, of any of its Subsidiaries to any Person other than the Company or a Wholly-Owned Subsidiary of the Company;

                  (vii) directly or indirectly pay management fees or other amounts to HIG or HIG Capital or any of their respective Affiliates, except to the extent that no Event of Default or Potential Event of Default exists or would result therefrom, the Security Parties may pay management fees to HIG Capital, on a quarterly basis in arrears, pursuant to the terms of the Consulting Agreement (as in effect on the date hereof) in an aggregate amount not exceeding $200,000 in any fiscal year; or

                  (viii) amend, modify or waive, or permit any of its Subsidiaries to amend, modify or waive, any provision of the Consulting Agreement.

         4.7 Financial Covenants. So long as any of the Notes remain outstanding, the Company shall, and shall cause each of its Subsidiaries to:

                  (i) Interest Coverage Ratio. Not permit the Interest Coverage Ratio for any Computation Period set forth below to be less than the applicable ratio set forth below for such Computation Period:

                   Computation                               Interest Coverage
                  Period Ending                                    Ratio
                  -------------                              -----------------
                  09/30/00                                      1.80 to 1.00
                  12/31/00                                      1.80 to 1.00
                  03/31/01                                      1.80 to 1.00
                  06/30/01                                      1.80 to 1.00
                  09/30/01                                      2.25 to 1.00
                  12/31/01                                      2.25 to 1.00
                  03/31/02                                      2.25 to 1.00
                  06/30/02                                      2.25 to 1.00
                  09/30/02                                      2.70 to 1.00
                  12/31/02                                      2.70 to 1.00
                  03/31/03                                      2.70 to 1.00
                  06/30/03                                      2.70 to 1.00
                  09/30/03                                      2.70 to 1.00
                  12/31/03                                      2.70 to 1.00
                  03/31/04                                      2.70 to 1.00
                  06/30/04                                      2.70 to 1.00
                  09/30/04                                      2.70 to 1.00
                  12/31/04                                      2.70 to 1.00
                  03/31/05                                      2.70 to 1.00
                  06/30/05                                      2.70 to 1.00
                  09/30/05                                      2.70 to 1.00
                  12/31/05                                      2.70 to 1.00
                  03/31/06                                      2.70 to 1.00
                  06/30/06 and each
                  quarter ending thereafter                     2.70 to 1.00

                  (ii) Total Coverage Ratio. Not permit the Total Coverage Ratio for any Computation Period set forth below to be less than the applicable ratio set forth below for such Computation Period:

                  Computation                                          Total Coverage
                  Period Ending                                            Ratio
                  -------------                                        --------------
                  09/30/00                                             0.95 to 1.00
                  12/31/00                                             0.95 to 1.00
                  03/31/01                                             1.00 to 1.00
                  06/30/01                                             1.00 to 1.00
                  09/30/01                                             1.00 to 1.00
                  12/31/01                                             1.00 to 1.00
                  03/31/02                                             1.00 to 1.00
                  06/30/02                                             1.00 to 1.00
                  09/30/02                                             1.00 to 1.00
                  12/31/02                                             1.05 to 1.00
                  03/31/03                                             1.05 to 1.00
                  06/30/03                                             1.05 to 1.00
                  09/30/03                                             1.05 to 1.00
                  12/31/03                                             1.05 to 1.00
                  03/31/04                                             1.05 to 1.00
                  06/30/04                                             1.05 to 1.00
                  09/30/04                                             1.05 to 1.00
                  12/31/04                                             1.05 to 1.00
                  03/31/05                                             1.05 to 1.00
                  06/30/05                                             1.05 to 1.00
                  09/30/05                                             1.05 to 1.00
                  12/31/05                                             1.05 to 1.00
                  03/31/06                                             1.05 to 1.00
                  06/30/06 and each
                  quarter ending thereafter                            1.05 to 1.00

                           (iii) Capital Expenditures. Not permit the aggregate amount of Capital Expenditures made by the Borrowers in any fiscal year to exceed $275,000 in the aggregate for all Security Parties and their respective Subsidiaries.

                           (iv) Total Indebtedness to EBITDA Ratio. Not permit the Total Indebtedness to EBITDA Ratio as of the last day of any Computation Period set forth below to exceed the applicable ratio set forth below for such Computation:

                  Computation                                          Total Debt to
                  Period Ending                                        EBITDA Ratio
                  -------------                                        ------------
                  09/30/00                                             4.00 to 1.00
                  12/31/00                                             3.90 to 1.00
                  03/31/01                                             3.90 to 1.00
                  06/30/01                                             3.70 to 1.00
                  09/30/01                                             3.55 to 1.00
                  12/31/01                                             3.40 to 1.00
                  03/31/02                                             3.30 to 1.00
                  06/30/02                                             3.10 to 1.00
                  09/30/02                                             2.90 to 1.00
                  12/31/02                                             2.70 to 1.00
                  03/31/03                                             2.55 to 1.00
                  06/30/03                                             2.40 to 1.00
                  09/30/03                                             2.10 to 1.00
                  12/31/03                                             2.05 to 1.00
                  03/31/04                                             1.90 to 1.00
                  06/30/04                                             1.75 to 1.00
                  09/30/04                                             1.60 to 1.00
                  12/31/04                                             1.45 to 1.00
                  03/31/05                                             1.35 to 1.00
                  06/30/05                                             1.20 to 1.00
                  09/30/05                                             1.05 to 1.00
                  12/31/05                                             0.90 to 1.00
                  03/31/06                                             0.80 to 1.00
                  06/30/06 and each
                  quarter ending thereafter                            0.80 to 1.00

                  4.8 Compliance with Agreements. Each Security Party shall perform and observe all of its obligations, and shall cause each of its Subsidiaries to perform and observe all of their respective obligations, as applicable, (i) to each holder of the Notes and all of its obligations to each holder of Underlying Common Stock and Investor Common Stock set forth in the Company's Certificate of Incorporation and bylaws, (ii) to each holder of the Warrants and Underlying Common Stock set forth herein and therein, (iii) to each holder of Stockholder Shares (as defined in the Stockholders Agreement) as set forth in the Stockholders Agreement, (iv) to each holder of Registrable Securities (as defined in the Equityholders Agreement) as set forth in the Equityholders Agreement and (iv) under each of the other Investment Documents.

                  4.9 Use of Proceeds. Neither Borrower shall, and shall not permit any of its Subsidiaries to, use any proceeds from the sale of the Notes hereunder, directly or indirectly, for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulation U promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities."

                  4.10     SBIC Regulatory Provisions.

                           (i)      Shareholders. As long as any SBIC Holder
holds any Securities, Investor Common Stock or any securities issued by the Company with respect thereto, the Company shall notify such SBIC Holder (a) at least 15 days prior to taking any action after which the number of record holders of the Company's voting stock would be increased from fewer than 50 to 50 or more, and (b) of any other action or occurrence after which the number of record holders of the Company's voting stock was increased (or would increase) from fewer than 50 to 50 or more, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur.

                           (ii)     Use of Proceeds. At such times as any SBIC
Holder reasonably requests, the Company shall deliver to each SBIC Holder a written statement on behalf of each Security Party certified by the Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the Financing hereunder by the Security Parties. In addition to any other rights granted hereunder, the Company shall grant such SBIC Holder and the SBA access to the Company's books, and records for the purpose of verifying the use of such proceeds and verifying the certifications made by the Security Parties in SBA Forms 480 and 652 delivered pursuant to Section 3.22(xii) and for the purpose of determining whether the principal business activity of each Security Party and its Subsidiaries continues to constitute an eligible business activity (within the meaning of the SBIC Regulations).

                           (iii)    Regulatory Violation. Upon the occurrence of
a Regulatory Violation or in the event that any SBIC Holder determines in its good faith judgment that a Regulatory Violation has occurred, in addition to any other rights and remedies to which it may be entitled as a holder of Notes, Underlying Common Stock or Investor Common Stock (whether under this Agreement, the Notes, the Warrants, the Intercreditor Agreement, any Security Party's Certificate of Incorporation or otherwise), each SBIC Holder shall have the right to the extent required under the SBIC Regulations to demand the immediate repurchase of all of the outstanding Securities and Investor Common Stock owned by such SBIC Holder at a price equal to the purchase price paid for such Securities and Investor Common Stock, plus all accrued interest on the Notes, by delivering written notice of such demand to the Company. The Company or the Borrowers, as applicable, shall pay the purchase price for such Securities and Investor Common Stock by a cashier's or certified check or by wire transfer of immediately available funds to each SBIC Holder demanding repurchase within 30 days after the Company's receipt of the demand notice, and upon such payment, each such

SBIC Holder shall deliver the certificates evidencing the Securities and Investor Common Stock to be repurchased duly endorsed for transfer or accompanied by duly executed forms of assignment.

                           (iv)     Regulatory Compliance Cooperation. In the
event that any SBIC Holder believes that it has a Regulatory Problem, such SBIC Holder shall have the right to transfer its Securities and Investor Common Stock without regard to any restrictions on transfer set forth in this Agreement or the Equityholders Agreement other than the securities law restrictions set forth in Section 5 hereof (provided that the transferee agrees to become a party to this Agreement, the Equityholders Agreement and the Stockholders Agreement), and each Security Party shall take all such actions as are reasonably requested by such SBIC Holder in order to (a) effectuate and facilitate any transfer by such SBIC Holder of any securities of such Security Party then held by such SBIC Holder to any Person designated by such SBIC Holder (b) permit such SBIC Holder (or any or its Affiliates) to exchange all or any portion of the Common Stock then held by it on a share-for-share basis for shares of a class of nonvoting common stock of the Company, which nonvoting common stock shall be identical in all respects to such Common Stock, except that such common stock shall be nonvoting and shall be convertible into Common Stock on such terms as are requested by such SBIC Holder in light of regulatory considerations then prevailing, and (c) amend this Agreement, the Certificate of Incorporation and the bylaws of such Security Party, as applicable, and related agreements and instruments to effectuate and reflect the foregoing.

                           (v)      Economic Impact Information. Promptly after
the end of each calendar year (but in any event prior to February 28 of each year), the Company on behalf of each Security Party shall deliver to each SBIC Holder a written assessment of the economic impact of each SBIC Holder's investment in the Security Parties, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the Investment on the businesses of the each Security Party and its Subsidiaries and on taxes paid by the Security Parties and their employees.

                  4.11     Intentionally Omitted.

                  4.12     Intentionally Omitted.

                  4.13 Intellectual Property Rights. So long as any of the Notes or Put Notes remain outstanding, each Security Party shall, and shall cause each of its Subsidiaries to, possess and maintain all material Intellectual Property Rights necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property Rights.

                  4.14     Preemptive Rights.

                           (i)      If the Borrowers authorize the issuance or
sale of any notes or debt securities that are subordinate and junior to the prior payment in full of all Senior Debt, the Borrowers shall first offer to sell to each holder of Notes a portion of such notes or debt securities equal to the quotient determined by dividing (1) the aggregate principal amount of Notes held by such holder by (2) the sum of the aggregate principal amount of the Notes held by all holders of Notes. Each holder of Notes shall be entitled to purchase such notes or debt securities at the most favorable price and on the most favorable terms as such notes or debt securities are to be offered to any other Persons.

                           (ii)     In order to exercise its purchase rights
hereunder, a holder of the Notes must within 15 days after receipt of written notice from the Company or the Borrowers describing in reasonable detail the notes or debt securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the notes and debt securities offered to holders of the Notes is not fully subscribed by such holders, the remaining notes and debt securities shall be reoffered by the Company or the Borrowers to the holders purchasing their full allotment upon the terms set forth in this Section 4.14, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

                           (iii)    Upon the expiration of the offering periods
described above, the Company or the Borrowers shall be entitled to sell such notes or debt securities which the holders of the Notes have not elected to purchaser during the 120 days following such expiration of the terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any notes or debt securities offered or sold by the Company or the Borrowers after such 120-day period must be reoffered to the holders of the Notes pursuant to the terms of this Section 4.14.

                  4.15 Krane Earnout; Amended Financial Covenants. (i) The Security Parties shall deliver to the Purchaser, no later than fifteen (15) Business Days prior to the date the Security Parties shall pay, or shall be obligated to pay, the Krane Earnout, the materials and information described in
Section 3A.1 and such other financial information and materials as the Purchaser shall reasonably request, and enter into good faith negotiations with the Purchaser, in each such case to effectuate the provisions of Section 3A10.

                           (ii)     The Security Parties shall enter into,
execute and deliver, no later than ten (10) Business Days prior to the date on which the Security Parties shall pay, or shall be obligated to pay, the Krane Earnout, such agreements, documents and instruments as may be required by the Purchaser to effectuate the provisions hereof and of Section 3A.10, including, without limitation, the amendment of the financial covenants contained in
Section 4.7 consistent with the terms hereof and of Section 3A.10.

                  4.16 Additional Subsidiaries. With respect to any new Subsidiary of Krane established after the Closing, Krane shall promptly cause such new Subsidiary (i) to become a party to the Security Party Guaranty and
(ii) to deliver to the Purchaser the same documents required to be delivered by the Security Parties pursuant to subsections 3.22(vi) through (ix), (xi),
(xii)(a), (xii)(d) and (xv) for such new Subsidiary, and if requested by the Purchaser, deliver to the Purchaser legal opinions with respect to such new Subsidiary, which opinions shall be in form and substance, and from counsel, satisfactory to the Purchaser.

                  4.17 Further Assurances. At any time and from time to time, upon the request of the Purchaser, each Security Party shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as so requested in order to fully effect the purposes of this Agreement, the other Investment Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Securities, the Put Notes, the Underlying Common Stock and the Investor Common Stock. In addition, if requested by the Purchaser, each Security Party shall obtain and promptly furnish to the Purchaser evidence of all governmental approvals as may be required to enable such Security Party to comply with its obligations under the Investment Documents and to continue in business as conducted on the date hereof without material interruption or interference.


                  Section 5.        Transfer of Restricted Securities.

                  5.1 General Provisions. Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to compliance with applicable security laws, any other legally available means of transfer.

                  5.2 Opinion Delivery. In connection with the transfer of any Restricted Securities (other than a transfer described in Section 5.1(i) or (ii) above), the holder thereof shall deliver to the Company or the Borrowers, as applicable, an opinion of counsel to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company or the Borrowers, as applicable, an opinion of such counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company or the Borrowers, as applicable shall deliver certificates for such securities that do not bear clause (a) of the legend set forth in Section 8.3. If the Company or the Borrowers, as applicable, are not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company or the Borrowers, as applicable, in writing its agreement to be bound by the conditions contained in this Section 5.2 and Section 8.3.

                  5.3 Information Requests. Upon the request of any Purchaser, each Security Party and its Subsidiaries shall promptly supply to the Purchaser or its prospective transferees all information regarding the such Security Party and its Subsidiaries required to be delivered in connection with a transfer hereof.

                  5.4 Legend Removal. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company or the Borrowers, as applicable, shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 8.3 from the certificates for such Restricted Securities.

                  Section 6. Representations and Warranties of the Security Parties. As a material inducement to the Purchaser to enter into this Agreement and purchase the Securities hereunder, each Security Party hereby represents and warrants to the Purchaser that each of the following statements are true, complete and correct as of the date of this Agreement and will be true, complete and correct as of the Closing after giving effect to the Acquisition and the other transactions contemplated by the Transaction Documents to occur on the date of the Closing:

                  6.1      Organization, Corporate Power and Licenses.

                  Each Security Party is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. Each Security Party possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of each Security Party's charter documents and bylaws which have been furnished to the Purchaser's special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

                  6.2      Capital Stock and Related Matters.

                           (i)      The attached Capitalization Schedule
accurately sets forth the following information with respect to the Company's capitalization as of the Closing and immediately thereafter: (1) the authorized capital stock of the Company, (2) the number of shares of each class of capital stock issued and outstanding, (3) the number of shares of each class of capital stock reserved for issuance upon exercise of options, warrants (including the Warrants), convertible securities, etc., (4) the name of each holder of capital stock and the amount of stock owned by each such holder and (5) with respect to all outstanding options and rights to acquire the Company's capital stock: the holder, the number of shares covered, the exercise price and the expiration date. As of the Closing, neither the Company nor any of its Subsidiaries shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Warrants and except as set forth on the Capitalization Schedule. As of the Closing, neither the Company nor any of its Subsidiaries shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule and except pursuant to the Warrants, the Equityholders Agreement and the Stockholders Agreement. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable and the Common Stock issuable upon exercise of the Warrants will, when issued, be duly authorized and validly issued, fully paid and nonassessable.

                           (ii)     There are no statutory or, to the best each
Security Party's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Securities hereunder or the issuance of the Common Stock upon exercise of the Warrants. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Securities hereunder and the issuance of the Common Stock upon exercise of the Warrants does not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Equityholders Agreement and the Stockholders Agreement.

                  6.3 Subsidiaries; Investments. The attached Subsidiary Schedule correctly sets forth the name of each of the Security Party's Subsidiaries, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary of the each Security Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify. All of the outstanding shares of capital stock of each Subsidiary of each Security Party are validly issued, fully paid and nonassessable, and all such shares are owned by such Security Party or another Subsidiary of such Security Party, free and clear of all Liens and not subject to any option or right to purchase any such shares. Except as set forth on the Subsidiary Schedule, no Security Party or any of its Subsidiaries owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

                  6.4 Authorization; No Breach. The execution, delivery and performance of each of the Transaction Documents and all other agreements and instruments contemplated hereby and thereby to which each Security Party is a party have been duly authorized by such Security Party.

Each of the Transaction Documents, such Person's Certificate of Incorporation and all other agreements and instruments contemplated hereby and thereby to which a Security Party is a party each constitutes a valid and binding obligation of such Security Party, enforceable in accordance with its terms. Except as set forth on the attached Restrictions Schedule, the execution and delivery by each Security Party of each of the Transaction Documents and all other agreements and instruments contemplated hereby and thereby to which it is a party, the offering, sale and issuance of the Securities hereunder, the issuance of the Common Stock upon exercise of the Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by such Security Party, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon such Security Party's or any of its Subsidiaries' capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of such Security Party or any of its Subsidiaries, or any law, statute, rule or regulation to which such Security Party or any of its Subsidiaries is subject (including any usury laws applicable to the Notes), or any agreement, instrument, order, judgment or decree to which such Security Party or any of its Subsidiaries is subject. Except as set forth on the Restrictions Schedule, none of the Subsidiaries are subject to any restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any Indebtedness owed to, a Security Party or another Subsidiary of a Security Party.

                  6.5 Financial Statements. (i) Attached hereto as the Financial Statements Schedule are the following financial statements:

                           (a) (i) the compiled balance sheets of Krane as of December 31, 1996, 1997 and 1998, and the related statements of income and cash flows (or the equivalent) for the respective twelve month periods then ended and (ii) the compiled balance sheets of AHD as of December 31, 1997 and 1998, and the related statements of income and cash flows (or the equivalent) for the respective twelve month periods then ended; and

                           (b) the unaudited consolidated balance sheet of the Company and Krane as of December 31, 1999 (the "Latest Balance Sheet"), and the related statements of income and cash flows (or the equivalent) for the 12-month period then ended.

                  (ii) Each of the foregoing financial statements (including in all cases the notes thereto, if any) (a) is accurate and complete in all material respects, is consistent with the books and records of the Borrowers (which, in turn, are accurate and complete in all material respects) (b) has been prepared in accordance with GAAP consistently applied, subject in the case of the unaudited financial statements to the absence of footnote disclosure and changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, has had or will have a Material Adverse Effect) and (c) presents fairly the consolidated financial condition, results of operations and cash flows of the Borrowers in accordance with GAAP consistently applied as of the dates and for the periods set forth therein.

                  6.6      Projections and Pro Forma Financial Statements.

                  (i) Attached hereto as Exhibit H is a true and complete copy of the latest projections of the consolidated income and cash flows of the Company and its Subsidiaries for the fiscal years ending December 31, 2000 through December 31, 2006. Such projections are based on underlying assumptions of the Company which provide a reasonable basis for the projections contained therein. Such projections have been prepared on the basis of the assumptions set forth therein, which the Company reasonably believes are fair and reasonable in light of the historical financial performance of the Borrowers and of current and reasonably foreseeable business conditions and reflect the reasonable estimate of the Company of the results of operations and other information projected therein.

                  (ii) The pro forma consolidated balance sheet of the Company and its Subsidiaries as of May 15, 2000, attached hereto as Exhibit I, is complete and correct in all material respects and presents fairly in all material respects the consolidated financial condition of the Company and its Subsidiaries as of such date as if the transactions contemplated by this Agreement and the other Transaction Documents had occurred immediately prior to such date, and such balance sheet contains all pro forma adjustments necessary in order to fairly reflect such assumption.

                  6.7 Absence of Undisclosed Liabilities. No Security Party or its Subsidiaries has any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to such Security Party or any of its Subsidiaries, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) (iii) other liabilities and obligations expressly disclosed on the attached Liabilities Schedule and (iv) immaterial liabilities not requiring disclosure under GAAP.

                  6.8 No Material Adverse Change. Since the date of the Latest Balance Sheet, there has been no change in the operating results, assets, liabilities, operations, business, condition (financial or otherwise) or supplier relations of each Security Party and its Subsidiaries taken as a whole which has had or could reasonably be expected to have a Material Adverse Effect.

                  6.9      Absence of Certain Developments.

                  (i) Except as expressly contemplated by this Agreement or as set forth on the attached Developments Schedule, since the date of the Latest Balance Sheet, no Security Party or its Subsidiaries has:

                           (a) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

                           (b) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                           (c) discharged or satisfied any Lien or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

                           (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including any warrants, options or other rights to acquire its capital stock or other equity securities);

                           (e) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except Liens for current property taxes not yet due and payable;

                           (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any debts or claims;

                           (g)      sold, assigned or transferred any
         Intellectual Property Rights or other intangible assets, or disclosed any proprietary confidential information to any Person;

                           (h) suffered any extraordinary losses or waived any rights of value, whether or not in the ordinary course of business or consistent with past practice;

                           (i) made Capital Expenditures or commitments therefor that aggregate in excess of $200,000;

                           (j) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $50,000 in the aggregate;

                           (k) suffered any damage, destruction or casualty loss exceeding in the aggregate $100,000, whether or not covered by insurance;

                           (l) made any Investment in or taken steps to incorporate any Subsidiary; or

                           (m)      agreed to do any of the foregoing.

                  6.10 Assets. Except as set forth on the attached Assets Schedule, each Security Party and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the material properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for Permitted Liens and except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet or as contemplated by the Acquisition Agreement. Except as described on the Assets Schedule, each Security Party's and its Subsidiaries' buildings, equipment and other tangible assets are in good operating condition (ordinary wear and tear excepted) and are fit for use in the ordinary course of business. Each Security Party and its Subsidiaries own, or have a valid leasehold interest in, all assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted and as conducted by such Security Party or Subsidiary for the past twelve (12) months.

                  6.11 Tax Matters. Except as set forth on the attached Taxes Schedule:

                  (i) Each Security Party and its Subsidiaries have filed all federal and other material Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; each Security Party, each of its Subsidiaries and each Affiliated Group in all material respects have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; no Security Party, any of its Subsidiaries or any Affiliated has waived any statute of limitations with respect to any material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency; the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of such Security Party if their current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, no Security Party or any its Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by each Security Party, each of its Subsidiaries and each Affiliated Group shall not exceed the recorded liability therefor on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); with respect to each taxable period of the Borrowers and their Subsidiaries ending on or before December 31, 1999, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting income Tax with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to any Security Party, any of its Subsidiaries or any Affiliated Group, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by any Security Party from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning any Security Party's, any of its Subsidiaries' or any Affiliated Group's Tax liability.

                  (ii) No Security Party or any of its Subsidiaries has made an election under ss.341(f) of the Code. No Security Party or any of its Subsidiaries is liable for the Taxes of another Person that is not a Subsidiary of a Security Party (a) under Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (b) as a transferee or successor, (c) by contract or indemnity or (d) otherwise. No Security Party or any of its Subsidiaries is a party to any tax sharing agreement. Each Security Party, each of its Subsidiaries and each Affiliated Group have disclosed on their federal income Tax Returns any position taken for which substantial authority (within the meaning of Code ss.6662(d)(2)(B)(i)) did not exist at the time the return was filed. No Security Party or any of its Subsidiaries has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under Code ss.280G.

                  (iii) No Security Party has been a member of an Affiliated Group other than the one of which such the Company was the common parent, or filed or been included in a combined, consolidated or unitary income Tax Return, other than one filed by the Company.

                  6.12     Contracts and Commitments.

                  (i) Except as expressly contemplated by this Agreement or as set forth on the attached Contracts Schedule or the attached Employee Benefits Schedule, no Security Party or any of its Subsidiaries is a party to or bound by any written or oral:

                           (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                           (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or contract relating to loans to officers, directors or Affiliates;

                           (c) contract under which a Security Party or its Subsidiaries has advanced or loaned any other Person amounts in the aggregate exceeding $25,000;

                           (d) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of a Security Party or its Subsidiaries;

                           (e) Guarantee of any obligation in excess of $50,000;

                           (f) lease or agreement under which a Security Party or any of its Subsidiaries is lessee or lessor of any property, real or personal, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $50,000;

                           (g) assignment, license, indemnification or agreement with respect to any intangible property (including any Intellectual Property Rights);

                           (h) warranty agreement with respect to its services rendered or its products sold or leased;

                           (i) agreement under which it has granted any Person any registration rights (including demand and piggyback registration rights);

                           (j)      sales, distribution or franchise agreement;

                           (k) material agreement with a term of more than six months which is not terminable by a Security Party or any of its Subsidiaries upon less than 30 days notice without penalty; or

                           (l) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world.

                  (ii) All of the contracts, agreements and instruments set forth on the Contracts Schedule are valid, binding and enforceable against each Security Party or any of its Subsidiaries party thereto and to the best of its knowledge, against any other party thereto, in each case in accordance with their respective terms. Each Security Party and its Subsidiaries have performed all material obligations required to be performed by them and are not in default under or in breach of nor in receipt of any claim of default or breach under any material contract, agreement or instrument to which such Security Party or any of its Subsidiaries is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by such Security Party or any of its Subsidiaries under any material contract, agreement or instrument to which such Security Party or any of its Subsidiaries is subject; no Security Party or any of its Subsidiaries has any present expectation or intention of not fully performing all such obligations; no Security Party or any of its Subsidiaries has knowledge of any breach or anticipated breach by the other parties to any material contract, agreement, instrument or commitment to which it is a party; no Security Party or any of its Subsidiaries has delivered or received written notice or oral notice to a Responsible Officer of, or has knowledge that any other party intends to deliver any notice of, termination or non-renewal of term under any material contract, agreement or instrument to which such Security Party or any of its Subsidiaries is subject; and no Security Party or any of its respective Subsidiaries is a party to any contract requiring it to purchase or sell goods or services or lease property above or below (as the case may be) prevailing market prices and rates or any other materially adverse contract or commitment in excess of $100,000 in the aggregate for all such contracts or commitments.

                  6.13     Intellectual Property Rights.

                  (i) The attached Intellectual Property Schedule contains a complete and accurate list of all (a) patented or registered Intellectual Property Rights owned or used by each Security Party or any of its Subsidiaries,
(b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by each Security Party or any of its Subsidiaries, (c) unregistered trade names and corporate names owned or used by each Security Party or any of its Subsidiaries and (d) unregistered trademarks, service marks, internet domain names, copyrights, mask works and computer software owned or used by each Security Party or any of its Subsidiaries. The Intellectual Property Schedule also contains a complete and accurate list of all licenses and other rights granted by each Security Party or any of its Subsidiaries to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to each Security Party or any of its Subsidiaries with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on the Intellectual Property Schedule, each Security Party or one of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the business of such Security Party and its Subsidiaries as presently conducted and as presently proposed to be conducted, free and clear of all Liens (other than Permitted Liens). Except as set forth on the Intellectual Property Schedule, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by each Security Party or any of its Subsidiaries has not had and would not reasonably be expected to have a Material Adverse Effect, and no such loss or expiration is pending, reasonably foreseeable or, to our knowledge, threatened. Each Security Party and its Subsidiaries have taken all reasonable actions to maintain and protect the Intellectual Property Rights which they own. To the best of each Security Party's knowledge, the owners of any Intellectual Property Rights licensed to any Security Party or its Subsidiaries have taken all necessary actions to maintain and protect the Intellectual Property Rights which are subject to such licenses.

                  (ii) Except as set forth on the attached Intellectual Property Schedule, (a) each Security Party and its Subsidiaries own all right, title and interest in and to all of the Intellectual Property Rights listed on such schedule, free and clear of all Liens (other than Permitted Liens), (b) there have been no claims made against any Security Party or its Subsidiaries asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and there are no valid grounds for the same, (c) no Security Party or any of its Subsidiaries has received any notices of, and, to the best of such Security Party's knowledge, is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including any demand or request that any Security Party or its Subsidiaries license any rights from a third party), (d) the conduct of each Security Party's and each of its Subsidiaries' business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, and (e) to the best of each Security Party's knowledge, the Intellectual Property Rights owned by or licensed to such Security Party or any of its Subsidiaries have not been infringed, misappropriated or conflicted by other Persons. Except as set forth in the Intellectual Property Schedule, the transactions contemplated by this Agreement shall have no material adverse effect on any Security Party's or its Subsidiaries' right, title and interest in and to the Intellectual Property Rights listed on the Intellectual Property Schedule.

                  6.14     Intentionally Omitted.

                  6.15 Litigation, etc. Except as set forth on the attached Litigation Schedule, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of each Security Party's knowledge, threatened against or affecting any Security Party or its Subsidiaries or any of their respective assets, or pending or threatened by any Security Party or its Subsidiaries against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); no Security Party or any of its Subsidiaries is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of each Security Party's knowledge, any governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any license or permit). No Security Party or any of its Subsidiaries is subject to any judgment, order or decree of any court or other governmental agency.

                  6.16 Product Warranty. All products manufactured by each Borrower and its Subsidiaries have in all material respects been manufactured in conformity with all applicable contractual commitments and all express or implied warranties. To the best of each Security Party's knowledge, no such products contain any latent design defect.

                  6.17 Brokerage. Except as set forth on the attached Brokerage Schedule, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement and the other Transaction Documents based on any arrangement or agreement binding upon any Security Party or its Subsidiaries. Each Security Party shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including reason able attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

                  6.18 Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by each Security Party of this Agreement, the other Transaction Documents or the other agreements contemplated hereby or thereby, or the consummation by such Security Party of any other transactions contemplated hereby or thereby, except as set forth on the attached Consents Schedule.

                  6.19 Insurance. No Security Party or any of its Subsidiaries is in default with respect to its obligations under any insurance policy maintained by such Person. The insurance coverage of each Security Party and its Subsidiaries is customary for prudent corporations of similar size engaged in similar lines of business. Except as set forth on the Insurance Schedule, no Security Party or any of its Subsidiaries has any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

                  6.20 Employees. No Security Party is aware that any executive or key employee of any Security Party or its Subsidiaries or any group of employees of any Security Party or its Subsidiaries has any plans to terminate employment with any Security Party or its Subsidiaries. Each Security Party and its Subsidiaries have complied in all material respects with all laws relating to the employment of labor (including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and no Security Party is aware that any Security Party or its Subsidiaries has any material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances). No Security Party, any of its Subsidiaries or, to the best of such Security Party's knowledge, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of any Security Party or its Subsidiaries, except for agreements between the such Security Party and its present and former employees.

                  6.21 ERISA. Except as set forth on the attached Employee Benefits Schedule:

                  (i) Multiemployer Plans. No Security Party has any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any Multiemployer Plan.

                  (ii) Retiree Welfare Plans. No Security Party has any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the Code or as required under applicable state law).

                  (iii) Defined Benefit Plans. No Security Party maintains, contributes to or has any liability under (or with respect to) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

                  (iv) Defined Contribution Plans. No Security Party maintains, contributes to or has any liability under (or with respect to) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

                  (v) Other Plans. No Security Party maintains, contributes to or has any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated and whether or not subject to ERISA.

                  (vi) Unfunded Liability. No Plan maintained by a Security Party or to which such Security Party has an obligation to contribute, or with respect to which such Security Party has any other liability, has any material unfunded liability.

                  (vii) Plan Qualification and Compliance. Each employee benefit plan set forth on the Employee Benefits Schedule that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS as to the qualification of such plan and, to the best knowledge of the Company after due inquiry, nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect the qualification of such plan. Each employee benefit plan set forth on the Employee Benefits Schedule and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with their respective terms and with all applicable Laws.

                  (viii)   The Company and each Borrower. For purposes of this
Section 6.21, the term "Security Party" includes all organizations under common control with the Company or each Borrower pursuant to Section 414(b), (c), (m) or (o) of the Code.

                  6.22 Compliance with Laws. No Security Party or any of its Subsidiaries has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and no Security Party or any of its Subsidiaries has received notice of any such violation.

                  6.23 Environmental and Safety Matters. Except as set forth on the attached Environmental and Safety Matters Schedule:

                  (i) Each Security Party and its Subsidiaries have complied and are in compliance in all material respects with all Environmental and Safety Requirements.

                  (ii) Without limiting the generality of the foregoing, each Security Party and its Subsidiaries have obtained and complied with, and are in compliance with, in all material respects, all permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of their facilities and the operation of their business; a list of all such permits, licenses and other authorizations is set forth on the Environmental and Safety Matters Schedule.

                  (iii) No Security Party or any of its Subsidiaries has received any written or oral notice, report or other information regarding any actual or alleged material violation of Environmental and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to such Security Party or any of its Subsidiaries or their facilities arising under Environmental and Safety Requirements.

                  (iv) None of the following exists at any property or facility owned or operated by each Security Party and its Subsidiaries : (1) underground storage tanks; (2) asbestos-containing material in any form or condition; (3) materials or equipment containing polychlorinated biphenyls; or
(4) landfills, surface impoundments, or disposal areas.

                  (v) No Security Party or any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or could give rise to material liabilities of such Security Party or its Subsidiaries, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Solid Waste Disposal Act, as amended or any other Environmental and Safety Requirements.

                  (vi) No facts, events or conditions relating to the past or present facilities, properties or operations of each Security Party or its Subsidiaries will prevent, hinder or limit continued compliance in all material respects with Environmental and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or give rise to any other material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

                  (vii) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements.

                  (viii) No Security Party or its Subsidiaries has, either expressly or by operation of law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other person relating to Environmental and Safety Requirements.

                  6.24 Small Business Matters. Each Security Party acknowledges that Prairie is a federally licensed SBIC under the SBIC Act. The Company, together with its "affiliates" (as that term is defined in 13 CFR ss.121.103), is a "small business concern" within the meaning of the SBIC Regulations, including 13 CFR ss.121.103. After giving effect to the transactions contemplated by the Transaction Documents, the Company and its affiliates will have 500 or fewer full-time equivalent employees. The information regarding the Company and its affiliates set forth in the Small Business Administration Form 480, Form 652 and Form 1031 delivered at the Closing is accurate and complete. Copies of such forms have been completed and executed by the Company and delivered to the Purchaser at the Closing together with a written statement of the Company on behalf of each Security Party regarding its planned use of the proceeds from the sale of the Notes and the Warrants. No Security Party or any of its Subsidiaries presently engages in, and it shall not hereafter engage in, any activities, nor shall any Security Party or its Subsidiaries use directly or indirectly the proceeds of the Financing for any purpose, for which an SBIC is prohibited from providing funds by the SBIC Regulations (including 13 CFR ss.107.720).

                  6.25 Affiliated Transactions. Except as set forth on the attached Affiliated Transactions Schedule, no officer, director, employee, stockholder or Affiliate of any Security Party or any of its Subsidiaries or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment, transaction or arrangement with any Security Party of any of its Subsidiaries or has any material interest in any material property used by any Security Party or any of its Subsidiaries, except for (i) employment arrangements and compensation in the ordinary course of business and (b) transactions which in the aggregate shall not exceed $100,000.

                  6.26 Solvency, etc. Each Security Party is solvent as of the date of this Agreement and shall not become insolvent as a result of the consummation of the transactions contemplated by this Agreement. Each Security Party is, and after giving effect to the transactions contemplated by this Agreement shall be, able to pay its debts as they become due, and each Security Party's property now has, and after giving effect to the transactions contemplated hereby shall have, a fair salable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Each Security Party has adequate capital to carry on its business, and after giving effect to the transactions contemplated by this Agreement, each Security Party shall have adequate capital to conduct its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of any Security Party.

                  6.27 Investment Company. No Security Party or any of its Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, or is any Security Party or any of its Subsidiaries, directly or indirectly, controlled by or acting on behalf of any Person which is an "investment company" within the meaning of such act. The purchase of the Securities, the application of the proceeds and repayment thereof by each Security Party and the consummation of the transactions contemplated by this Agreement will not violate any provision of such act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

                  6.28 Margin Regulations. No Security Party owns any "margin stock," as the term is defined in Regulation U of the Federal Reserve Board, and the proceeds of the Securities will be used only for the purposes contemplated hereunder. None of the proceeds of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause the loans hereunder to be considered "purpose credit" within the meaning of Regulations U or X of the Federal Reserve Board. The purchase of the Securities will not constitute a violation of such Regulations U or X.

                  6.29 Public Utility Holding Company Act. No Security Party is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or an "affiliate" of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  6.30 Acquisition Agreement and Senior Loan Agreement Representations. The representations and warranties made by the Sellers and the Security Parties in Articles III and IV of the Acquisition Agreement and by the Security Parties in Section 10 of the Senior Loan Agreement are true and correct in all material respects, and the representations and warranties made by the Security Parties in Article IV of the Acquisition Agreement and Section 10 of the Senior Loan Agreement are true and correct in all material respects, in each case regardless of any limitation on survival set forth therein.

                  6.31 Disclosure. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to any Purchaser by or on behalf of each Security Party with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which any Security Party has disclosed to the Purchaser in writing and of which any of its officers, directors or executive employees is aware (other than general economic conditions) and which has had or would reasonably be expected to have a Material Adverse Effect.

                  6.32 Closing Date. The representations and warranties of each Security Party contained in this Section 6 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, each Security Party to any Purchaser shall be true and correct in all material respects on the date of the Closing as though then made, both immediately prior to and immediately after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents.

                  6.33 Business of the Company. The Company has no assets other than all of the outstanding capital stock of each Borrower. The Company has not conducted and does not conduct any business other than holding the capital stock of each Borrower.

                  Section 7.  Events of Default.

                  7.1 Definition. An Event of Default shall be deemed to have occurred if:

                  (i) the Borrowers fail to pay when due and payable (whether at maturity or otherwise) the full amount of interest then accrued on any Notes and the continuance thereof for five (5) days, or the full amount of any principal payment (together with any applicable premium) on any Notes or any other amounts payable under this Agreement or the Notes;

                  (ii)     any Security Party:

                           (a) breaches, fails to perform or observe any of the covenants contained in Sections 4.5, 4.6 and 4.7; or

                           (b) breaches, fails to perform or observe any other provision contained herein or in the Notes or the Warrants or any other instrument delivered pursuant hereto or thereto and (1) if such failure has had or could have a Material Adverse Effect, such failure continues uncured for 15 days or (2) if such failure has not had and could not have a Material Adverse Effect, if such failure continues uncured for 60 days or the Security Parties are not proceeding diligently to cure such failure;

                  (iii) any representation, warranty or information contained herein or required to be furnished to any holder of the Notes pursuant to this Agreement, or any writing furnished by any

Security Party to any holder of the Notes, is false or misleading in any material respect on the date made, repeated or furnished;

                  (iv) any Security Party or its Subsidiaries makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment, decree or injunction is entered adjudicating such Security Party or any of its Subsidiaries bankrupt or insolvent or requiring the dissolution or split up of such Security Party or any of its Subsidiaries or preventing such Security Party or any of its Subsidiaries from conducting all or any part of its business; or any order for relief with respect to any Security Party or its Subsidiaries is entered under the Federal Bankruptcy Code; or any Security Party or its Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of such Security Party or any of its Subsidiaries, or of any substantial part of the assets of such Security Party or any of its Subsidiaries, or commences any proceeding (other than a proceeding for the voluntary liquidation of its and dissolution of any of its Subsidiaries) relating to such Security Party or any of its Subsidiaries under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar laws of any jurisdiction now or hereafter in effect; or any such petition or application is filed, or any such proceeding is commenced, against such Security Party or any of its Subsidiaries and either (a) such Security Party or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

                  (v) a final judgment in excess of $300,000 is rendered against any Security Party or its Subsidiaries and, within 60 days after entry thereof, such judgment is not discharged in full or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged in full;

                  (vi) any Security Party's or its Subsidiaries' assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors in connection with any obligations or liabilities of the Security Parties and their Subsidiaries and such attachment, seizure, warrant, levy or possession could reasonably be expected to have a Material Adverse Effect;

                  (vii) any Security Party or its Subsidiaries defaults in the payment when due, or in performance or observance of, any material obligation of, or condition agreed to by, any Security Party or its Subsidiaries with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect;

                  (viii)  (a) any Security Party or its Subsidiaries defaults
(1) in payment when due (after taking into account any applicable grace period) of any amounts (whether by upon scheduled payment, required prepayment, required cash collection, acceleration, demand or otherwise) under any indenture, loan agreement, note or other instrument under which any evidence of Indebtedness of such Security Party or its Subsidiaries exceeding $200,000 in principal amount has been or hereafter may be issued or outstanding (excluding any evidence of Indebtedness issued by the such Security Party or its Subsidiaries in connection with the Senior Debt) ("Material Indebtedness") or
(2) in compliance with the terms, covenants or other provisions of any such indenture, loan agreement, note or other instrument, if the effect of such default in compliance is to accelerate or to permit the acceleration of the stated maturity of such Material Indebtedness (whether or not actually accelerated) or (in the case of demand obligations) results in demand for payment of such Material Indebtedness, or (b) any other event shall occur or conditions shall exist with respect to such Material Indebtedness, if the effect of such event or condition is to cause, or to permit the holders thereof to cause, such Material Indebtedness to become due and payable prior to its scheduled maturity dates (other than refinancing of such Material Indebtedness permitted herein);

                  (ix)     Intentionally Omitted;

                  (x) there shall occur an acceleration of any of the Senior Debt following an "Event of Default" as defined in the Senior Loan Agreement;

                  (xi) any of this Agreement, the Notes or the Warrants shall cease to be in full force and effect or declared to be null and void by a court of competent jurisdiction;

                  (xii)    a Change in Control shall occur;

                  (xiii) the employment of Gary Kranz or Steven Kranz is terminated for any reason and no replacement reasonably satisfactory to the holders of a majority of the outstanding principal amount of the Notes is employed by any Borrower within 90 days after such termination;

                  (xiv) the institution of any steps by any Security Party or any ERISA Affiliate or any other Person to terminate a Pension Plan if, as a result of such termination, such Security Party or any such ERISA Affiliate could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, and in the opinion of the holders of the Notes holding a majority of the aggregate unpaid principal amount of the Notes, such contribution, liability or obligation would reasonably be expected to have a Material Adverse Effect; or

                  (xv) (a) with respect to any Plan, a prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA occurs which in the reasonable determination of the holders of the Notes holding a majority of the unpaid principal amount of the Notes could result in liability to any Security Party or its Subsidiaries; (b) with respect to any Title IV Plan, the filing of a notice to voluntarily terminate any such plan in a distress termination; (c) with respect to any Multiemployer Plan, any Security Party, any of its Subsidiaries or any ERISA Affiliate shall incur any Withdrawal Liability; (d) with respect to any Qualified Plan, any Security Party, any of its Subsidiaries or any ERISA Affiliate shall incur an accumulated funding deficiency or request a funding waiver from the IRS; or (e) with respect to any Title IV Plan or Multiemployer Plan which has an ERISA Event not described in clauses (b) through (d) hereof, in the reasonable determination of the holders of the Notes holding a majority of the unpaid principal amount of the Notes there is a reasonable likelihood for termination of any such plan by the PBGC; provided, however, that the events listed in clauses (a) through (e) hereof shall constitute Events of Default only if the liability, deficiency or waiver request of any Security Party or any ERISA Affiliate, whether or not assessed, could, in the opinion of the holders of a majority of the outstanding principal amount or the Notes, reasonably be expected to have a Material Adverse Effect.

                  The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  7.2      Consequences of Events of Default.

                  (i) If any Event of Default has occurred and continued for a period of 30 days thereafter, then the interest rate on the Notes shall increase immediately by an increment of two (2) percentage points (or, if less, the highest rate permitted by law). If any such Event of Default has occurred and continues for a period of 360 days thereafter, then the interest rate on the Notes shall increase by a further increment of two (2) percentage points (for a total increase of four (4) percentage points) (or, if less, the highest rate permitted by law). Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Events of Default exist (subject to subsequent increases pursuant to this subparagraph).

                  (ii)     If an Event of Default of the type described in
Section 7.1(iv) has occurred, then the aggregate outstanding principal amount of all of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the holders of the Notes, and the Borrowers shall immediately pay to the holders of the Notes all amounts due and payable with respect to the Notes.

                  (iii) If an Event of Default (other than under Section 7.1(iv)) has occurred and is continuing, then the holder or holders of Notes representing a majority of the aggregate principal amount of Notes then outstanding may declare all or any portion of the outstanding principal amount of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of the Notes (together with all such other amounts then due and payable) owned by such holder or holders. The Borrowers shall give prompt written notice of any such demand to the other holders of Notes, each of which may demand immediate payment of all or any portion of such holder's Note. If any holder or holders of the Notes demand immediate payment of all or any portion of the Notes, the Borrowers shall immediately pay to such holder or holders all amounts due and payable with respect to such Notes.

                  Section 8.  Miscellaneous.

                  8.1 Expenses. Each Security Party shall pay, and hold the Purchaser and all holders of Securities and Underlying Common Stock harmless against liability for the payment of, and reimburse on demand as and when incurred from and against, (i) all costs and expenses incurred by each of them in connection with their due diligence review of each Security Party and its Subsidiaries, the preparation, negotiation, execution and interpretation of this Agreement, the Notes, the Warrants and the agreements contemplated hereby and thereby, and the consummation of all of the transactions contemplated hereby and thereby (including all fees and expenses of legal counsel, environmental consultants and accountants), which costs and expenses shall be payable at the Closing or, if the Closing does not occur, payable upon demand, (ii) all fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of each of the Transaction Documents, the Certificate of Incorporation of each Security Party and the other agreements and instruments contemplated hereby and thereby, (including all expenses incurred in connection with any proposed merger, sale or recapitalization of any Security Party), (iii) all recording and filing fees, stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Securities or any shares of Common Stock issuable upon exercise of the Warrants,
(iv) the reasonable fees and expenses incurred with respect to the interpretation and enforcement of the rights granted under this Agreement, the Securities, the Underlying Common Stock, the Intercreditor Agreement, the Equityholders Agreement, the Stockholders Agreement, the other Investment Documents, the Certificate of Incorporation of each Security Party and the agreements or instruments contemplated hereby and thereby (including costs of collection), and (v) the reasonable fees and expenses incurred by each such Person in any filing with any governmental agency with respect to its investment in any Security Party or in any other filing with any governmental agency with respect to the any Security Party which mentions such Person. If the Security Parties fail to pay when due any amounts due the Purchaser or fails to comply with any of its obligations pursuant to this Agreement or any other agreement, document or instrument executed or delivered in connection herewith, the Security Parties shall, upon demand by the Purchaser, pay to the Purchaser such further amounts as shall be sufficient to cover the cost and expense (including, but not limited to attorneys' fees) incurred by or on behalf of the Purchaser in collecting all such amounts due or in otherwise enforcing the Purchaser's rights and remedies hereunder. The Security Parties also agree to pay to the Purchaser all costs and expenses incurred by them, including reasonable compensation to their attorneys for all services rendered, in connection with the investigation of any Event of Default and enforcement of their rights hereunder or under the other Investment Documents.

                  8.2 Remedies. Each holder of Securities and Underlying Common Stock shall have all rights and remedies set forth in this Agreement, the Securities, the Equityholders Agreement, the Stockholders Agreement, the other Investment Documents and the Certificate of Incorporation of each Security Party and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. No remedy hereunder or thereunder conferred is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  8.3 Purchaser's Investment Representations. The Purchaser hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent the Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 5 hereof. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

                  (a) "The securities represented by this certificate were originally issued on May 17, 2000, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Note and Warrant Purchase Agreement, dated as of May 17, 2000 and as amended and modified from time to time, among the Company, the Borrowers, the initial holder hereof and certain investors, who from time to time become parties thereto in accordance with the provisions thereof, and the [Company] [Borrowers] reserve[s] the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by the [Company][Borrowers] to the holder hereof without charge."

                  (b) "The securities represented by this certificate were originally issued on May 17, 2000, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Equityholders Agreement, dated as of May 17, 2000 and as amended and modified from time to time, among the Company and the stockholders party thereto, and the [Company] [Borrowers] reserve[s] the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by the [Company][Borrowers] to the holder hereof without charge."

                  8.4 Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement and the provisions of the Notes may be amended and each Security Party may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if such Security Party has obtained the written consent of the holders of a majority of the outstanding principal amount of the Notes; provided that no such action shall change (i) the rate at which or the manner in which interest accrues on the Notes or the time at which such interest becomes payable or (ii) any provision relating to the scheduled payments or prepayments of principal on the Notes, without the written consent of the holders of at least 80% of the outstanding principal amount of the Notes; provided further, that if there are no Notes outstanding, the provisions of this Agreement may be amended or waived by the Security Parties and each Security Party may take any action herein prohibited, only if such Security Party has obtained the written consent of the holders of a majority of the Underlying Common Stock. No other course of dealing between any Security Party and the holder of any Warrant or Underlying Common Stock or any delay in exercising any rights hereunder or under the Notes or the Certificate of Incorporation of any Security Party shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, Notes or Underlying Common Stock held by any Security Party or its Subsidiaries shall not be deemed to be outstanding. If any Security Party pays any consideration to any holder of Notes or Underlying Common Stock for such holder's consent to any amendment, modification or waiver hereunder, such Security Party shall also pay each other holder granting its consent hereunder equivalent consideration computed on a pro rata basis.

                  8.5 Survival of Agreement. All covenants, representations and warranties contained in this Agreement, the Notes and/or the Warrants and/or the other Investment Documents or made in writing by each Security Party in connection herewith or therewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf. In addition, the obligations of each Security Party pursuant to Sections 8.1, 8.14,
8.17 and 8.18 shall survive the repayment of all amounts payable pursuant to this Agreement, the Notes and the Warrants.

                  8.6 No Setoffs, etc. All payments hereunder and under the Notes and the Warrants shall be made by each Security Party without setoff, offset, deduction or counterclaim, free and clear of all taxes, levies, imports, duties, fees and charges, and without any withholding, restriction or conditions imposed by any governmental authority. If any Security Party shall be required by any law to deduct, setoff or withhold any amount from or in respect of any payment to any Purchaser hereunder or under the Notes or the Warrants, then the amount so payable to the Purchaser shall be increased as may be necessary so that, after making all required deductions, setoffs and withholdings, the Purchaser shall receive an amount equal to the sum they would have received had no such deductions, setoffs or withholding been made.

                  8.7 Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether or not so expressed; provided that no Security Party shall be permitted to assign its rights or obligations under this Agreement, the Notes or the Warrants. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Securities or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Securities or such Underlying Common Stock. Except as otherwise expressly provided herein, nothing expressed in or implied from this Agreement, the Notes, the Warrants, the Equityholders Agreement or the holders Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and thereto and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or any such other document.

                  8.8 Aggregation. For purposes of this Agreement and the Equityholders Agreement, all holdings of Notes and Underlying Common Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement and the Equityholders Agreement.

                  8.9 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  8.10 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  8.11 Descriptive Headings; Interpretation. The descriptive headings of this Agreement, the Notes and the Warrants are inserted for convenience only and do not constitute a substantive part of this Agreement.

                  8.12 GOVERNING LAW. THE CORPORATE LAW OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES AND QUESTIONS CONCERNING THE RELATIVE RIGHTS AND OBLIGATIONS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE SCHEDULES HERETO AND (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN) THE EXHIBITS HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN

ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF ILLINOIS SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT (AND ALL SCHEDULES AND EXHIBITS HERETO), EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

                  8.13 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or sent via facsimile to the number set forth below with a copy mailed to the recipient as set forth above. Such notices, demands and other communications shall be sent to the Purchaser and to each Security Party at the addresses indicated below:

                  To each Security Party:

                           c/o Krane Holdings, Inc.
                           4800 North Federal Highway
                           Suite 300E
                           Boca Raton, FL 33431
                           Attn: President
                           Facsimile: (561) 362-5928

                  With a copies to:

                           H.I.G. Capital, LLC
                           1001 Brickell Bay Drive
                           Suite 2708
                           Miami, Fl 33131
                           Attn: Sami Mnaymneh
                           Facsimile: (305) 379-2013

                           White & Case LLP
                           200 South Biscayne Boulevard
                           Suite 4900
                           Miami, Fl 33131
                           Attn: Jorge L. Freeland
                           Facsimile: (305) 358-5744

                  To The Purchaser:

                             Prairie Capital Mezzanine Fund, L.P.
                             300 South Wacker Drive
                             Suite 1050
                             Chicago, IL  60606
                             Attn: C. Bryan Daniels
                                 Stephen V. King
                             Facsimile: 312-360-1193

                        with a copy to:

                             Kirkland & Ellis
                             200 East Randolph
                             Chicago, IL  60601
                             Attn: Margaret A. Gibson
                             Facsimile: 312-861-2200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                  8.14 Consideration for Warrants and Underlying Common Stock; Treatment of Fees. The Purchaser and each Security Party acknowledge and agree that the fair market value of the Initial Note issued hereunder is $2,450,000, the fair market value of the Supplemental Note proposed to be issued hereunder is $985,000, the fair market value of the Initial Warrant issued hereunder is $50,000 and the fair market value of the Supplemental Warrant proposed to be issued hereunder is $15,000 and that, for all purposes (including tax and accounting), the consideration for the issuance of the Initial Warrant shall be allocated as set forth in Section 2.2(i) hereof and the consideration for the issuance of the Supplemental Warrant shall be allocated as set forth in
Section 2.2(ii). The Purchaser and each Security Party shall file their respective federal, state and local Tax Returns in a manner which is consistent with such valuation and allocation and shall not take any action or position (whether in preparation of Tax Returns, financial statements or otherwise) which is inconsistent with any of the above.

                  8.15 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect or any Event of

Default shall occur, the fact that there exists another representation, warranty, or covenant or Event of Default relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant or that the first Event of Default shall have occurred.

                  8.16 Complete Agreement. This Agreement, those documents expressly referred to herein, and the other documents of even date herewith delivered or executed in connection with the transactions contemplated hereby embody the complete agreement and understanding among the parties and supersede any prior agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  8.17 Indemnification. In consideration of each Purchaser's execution and delivery of this Agreement and purchase the Securities hereunder and in addition to all of each Security Party's other obligations under this Agreement and in addition to all other rights and remedies available at law or in equity, each Security Party shall defend, protect and indemnify the Purchaser and each other holder of Securities or Underlying Common Stock and all of their officers, directors, shareholders, partners, affiliates, employees, agents, representatives, successors and assigns (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees"), and save and hold each of them harmless from and against, and pay on behalf of or reimburse such party on demand as and when incurred, any and all actions, causes of action, suits, claims, losses (including diminutions in value and consequential damages), costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, interest and penalties and all amounts paid in investigation, defense or settlement of any of the foregoing and claims relating to any of the foregoing (the "Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (b) the execution, delivery, performance or enforcement of this Agreement and any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees, except to the extent any such Liabilities are caused by the particular Indemnitee's gross negligence or willful misconduct and (c) the past, present or future environmental condition of any property owned, operated or used by any Security Party, any of its Subsidiaries, their predecessors or successors or of any offsite treatment, storage or disposal location associated therewith, including the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, release, or threatened release into, onto or from, any such property or location of any toxic, chemical or hazardous substance, material or waste (including any losses, liabilities, damages, injuries, penalties, fees, costs, expenses or claims asserted or arising under any Environmental and Safety Requirement) regardless of whether caused by, or within the control of, such Security Party or any of its Subsidiaries. To the extent that the foregoing undertaking by each Security Party may be unenforceable for any reason, each Security Party shall make the maximum contribution to the payment and satisfaction of each of the Liabilities which is permissible under applicable law.

                  8.18 Payment Set Aside. To the extent that any Security Party makes a payment or payments to the Purchaser hereunder or under the Notes or the Purchaser enforces its rights or exercises its right of setoff hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to such Security Party, a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  8.19 Jurisdiction and Venue. Each of the parties (i) submits to the jurisdiction of any state or Federal court sitting in Chicago, Illinois in any legal suit, action or proceeding arising out of or relating to this Agreement, the Notes or the Warrants, (ii) agrees that all claims in respect of the action or proceeding may be heard or determined in any such court and (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement, the Notes or the Warrants in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.13. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Purchaser or holders of Underlying Common Stock to bring proceedings against the company in the courts of any other jurisdiction. To the extent provided by law, should any Security Party, after being so served, fail to appear or answer to any summons, complaint, process or papers so served within the number of days prescribed by law after the mailing thereof, the such Security Party shall be deemed in default and an order and/or judgment may be entered by the court against such Security Party as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum for each Security Party set forth in this Section 8.19 shall not be deemed to preclude the enforcement by the Purchaser or any holder of Notes or Underlying Common Stock of any judgment obtained in any other forum or the taking by the Purchaser or any holder of Notes or Underlying Common Stock of any action to enforce the same in any other appropriate jurisdiction, and each Security Party hereby waives the right to collaterally attack any such judgment or action.

                  8.20 Waiver of Right to Jury Trial. EACH SECURITY PARTY AND EACH HOLDER OF NOTES AND WARRANTS HEREBY WAIVES, TO THE EXTENT PERMITTED

BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE NOTES OR THE WARRANTS THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. EACH SECURITY PARTY AGREES THAT THIS SECTION 8.20 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE PURCHASER WOULD NOT PURCHASE THE NOTES OR WARRANTS HEREUNDER IF THIS SECTION 8.20 WERE NOT PART OF THIS AGREEMENT.

                  8.21 Certain Waivers. Each Borrower hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of the Notes, and expressly agrees that the Notes, or any payment thereunder, may be extended from time to time and that the holder thereof may accept security for the Notes or release security for the Notes, all without in any way affecting the liability of such Borrower thereunder.

                  8.22 Joint and Several Liability of the Borrowers. Each Borrower shall be jointly and severally liable hereunder and under each of the Investment Documents to which it is a party with respect to all obligations thereunder (the "Borrower Obligations"), regardless of which Borrower actually receives the proceeds of the Notes, or the manner in which the Company, any other Borrower or the Purchaser account therefor in their respective books and records. Notwithstanding the foregoing, (i) each Borrower's obligations and liabilities with respect tot he proceeds of the Notes which it receives, and related fees, costs and expenses, and (ii) each Borrower's obligations and liabilities arising as a result of the joint and several liability of a Borrower hereunder with respect to proceeds of the Notes received by any other Borrower, together with the related fees, costs and expenses, shall be separate and distinct obligations, both of which are primary obligations of such Borrower. Neither the joint and several liability of any Borrower shall be impaired or released by (A) the failure of the Purchaser, any successor or assigns thereof, or any holder of any Note or any of the Borrower Obligations to assert any claim or demand or to exercise or enforce any right, power or remedy against any Borrower or its Subsidiaries, any other Person or otherwise; (B) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of the Borrower Obligations or the release or compromise of any obligations of any nature of any Person with respect thereto; (C) the surrender, release or exchange of all or any part of any property securing payment, performance and/or observance of any of the Borrower Obligations or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to any such property; (D) any action or inaction on the part of the Purchaser, or any other event or condition with respect to any other Borrower, including any such action or inaction or other event or condition, which might otherwise constitute a defense available to, or a discharge of, such other Borrower, or a guarantor or surety of or for any or all of the Borrower Obligations or (E) any other act, matter or thing (other than payment or performance of the Borrower Obligations) which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of such or any other Borrower.


                  [remainder of page intentionally left blank;
                             signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                     KRANE HOLDINGS, INC.


                                     By: /s/ Sami W. Mnaymneh
                                         --------------------------------------
                                     Name:   Sami W. Mnaymneh
                                          -------------------------------------
                                     Its:    President
                                         --------------------------------------


                                     KRANE PRODUCTS, INC.


                                     By: /s/ Sami W. Mnaymneh
                                         --------------------------------------
                                     Name:   Sami W. Mnaymneh
                                          -------------------------------------
                                     Its:    Vice President
                                         --------------------------------------


                                     PRAIRIE CAPITAL MEZZANINE FUND, L.P.

                                     By:  Daniels & King Capital, L.L.C.
                                     Its:  General Partner


                                     By: /s/ Stephen V. King
                                         --------------------------------------
                                     Name:    Stephen V. King
                                     Its:     Managing Member





Purchase Agreement

                                LIST OF EXHIBITS


Exhibit A         -        Form of Initial Note
Exhibit A-1       -        Form of Supplemental Note
Exhibit B         -        Form of Initial Warrant
Exhibit B-1       -        Form of Supplemental Warrant
Exhibit C         -        Equityholders Agreement
Exhibit D         -        Guaranty
Exhibit E         -        Opinion of Counsel
Exhibit F         -        Intentionally Omitted
Exhibit G         -        Officer's Certificate
Exhibit H         -        Projections
Exhibit I         -        Pro Formas



Purchase Agreement

                          LIST OF DISCLOSURE SCHEDULES


Continuing Members Schedule
Indebtedness to be Repaid Schedule
Indebtedness Schedule
Liens Schedule
Use of Proceeds Schedule
Capitalization Schedule
Subsidiary Schedule
Restrictions Schedule
Financial Statements Schedule
Liabilities Schedule
Developments Schedule
Assets Schedule
Taxes Schedule
Contracts Schedule
Employee Benefits Schedule
Intellectual Property Schedule
Litigation Schedule
Brokerage Schedule
Consents Schedule
Insurance Schedule
Environmental and Safety Matters Schedule
Affiliated Transactions Schedule



Purchase Agreement

           FIRST AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT AND
                           OTHER INVESTMENT DOCUMENTS

         THIS FIRST AMENDMENT TO THE NOTE AND WARRANT PURCHASE AGREEMENT AND OTHER INVESTMENT DOCUMENTS (this "Amendment"), dated as of December ___, 2001, is by and among KRANE HOLDINGS, INC., a Delaware corporation ("Holdings"), KRANE PRODUCTS, INC., a New York corporation (the "Borrower") and PRAIRIE CAPITAL MEZZANINE FUND, L.P., a Delaware limited partnership ("Prairie").

                                    RECITALS:

         A. Holdings, Borrower and Prairie are parties to that certain Note and Warrant Purchase Agreement, dated as of May 17, 2000 (the "Existing Purchase Agreement"), pursuant to which Prairie made certain loans to Borrower.

         B. Holdings and Borrower requested Prairie (i) to waive certain existing Events of Default and (ii) agree to amend the Existing Purchase Agreement in certain respects.

         C. Prairie agrees to accommodate such requests of Holdings and Borrower, on the terms and subject to the conditions herein set forth.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Existing Purchase Agreement, as amended hereby.

         2.       Amendment to the Existing Purchase Agreement.

                  2.1      Existing Purchase Agreement - Section 1.1. Section
         1.1 of the Existing Purchase Agreement is amended by adding the following terms and respective definitions to such Section 1.1 in the appropriate alphabetical order:

                           (a) "Agent" has the same meaning assigned to such term under the Senior Facility.

                           (b) "Make-Well Agreement" means that certain Make Well Agreement, dated as of December ___, 2001, to which Agent, H.I.G. KPI, Inc., HIG Investment Group II, L.P., HIG Partners II, L.P., H.I.G. GP-II, Inc., Holdings and the Borrower are parties.

                           (c) "Senior Facility" means that certain Credit Agreement, dated as of May 17, 2000, to which Holdings, the Borrower and LaSalle Bank National Association, as agent, and other lenders are parties, as amended, modified, supplemented, restated or refinanced in accordance with the terms of the Subordination Agreement, as defined therein.

                  2.2      Existing Purchase Agreement - Section 4.5(xiv).
         Section 4.5(xiv) of the Existing Purchase Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           (xiv) enter into any Operating Leases under which the amount of the aggregate lease payments (made or scheduled to be made) by the Borrower and its Subsidiaries for all such agreements exceeds (i) during the fiscal years of the Borrower and its Subsidiaries ending December 31, 2001 and December 31, 2002, $525,000 in either such fiscal year or (ii) during any fiscal year thereafter, $575,000, in each such case in the aggregate for the Borrower and its Subsidiaries.

                  2.3      Existing Purchase Agreement - Section 4.5(xxiv).
         Section 4.5(xxiv)of the Existing Purchase Agreement is hereby amended to add subpart (d) set forth below:

                           or (d) the Make-Well Agreement;

                  2.4      Existing Purchase Agreement - Section 4.7(iii).
         Section 4.7(iii) of the Existing Purchase Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           (iii) Capital Expenditures. Not permit the aggregate amount of all Capital Expenditures made by the Borrower and its Subsidiaries to exceed (i) during the fiscal year of the Borrower and its Subsidiaries ending December 31, 2001, $750,000, or (ii) during any fiscal year thereafter, $450,000, in each case in the aggregate for the Borrower and its Subsidiaries.

                  2.5 Section 4.7(ii). Section 4.7(ii) of the Existing Purchase Agreement is amended by adding the following proviso to the end of such Section 4.7(ii):

                  ;provided, that, if the Total Coverage Ratio for any Computation Period, commencing with the Computation Period ending December 31, 2001, is less than the applicable ratio set forth above and no "Unmatured Event of Default" or "Event of Default" (each as defined in the Senior Loan Agreement) exists under Section 13.1.13 of the Senior Loan Agreement as in effect on December ___, 2001, no Event of Default shall occur in respect of this Section 4.7(ii) if (a) HIG makes a cash equity contribution to Holdings (which is immediately contributed to the Borrower) in accordance with the terms of the Make-Well Agreement, (b) the dollar amount of such cash equity contribution, when added to the numerator of the Total Coverage Ratio for such Computation Period, causes the Total Coverage Ratio to equal or exceed such applicable ratio set forth above and (c) the Borrower immediately makes any mandatory prepayment of Senior Debt with the proceeds thereof in accordance with Section 6.2.2(v) of the Senior Facility as in effect on December ___, 2001; provided, that, from and after the date HIG receives a demand by the Agent for any payment under the Make-Well

         Agreement, which either Holdings or the Borrower shall promptly notify Prairie of in writing, until the date on which the Agent receives the proceeds of such payment to apply as a mandatory prepayment under the Senior Debt in accordance with Section 6.2.2(v) of the Senior Facility as in effect on December ___, 2001, Prairie may charge default interest in accordance with Section 7.2(I) of the Existing Purchase Agreement.

                  2.6      Additional Representations, Warranties and Covenants.

                           (a) Each Security Party hereby (i) represents and warrants to Prairie that all obligations, liabilities and Indebtedness of each Security Party in respect of the Krane Earnout have been fully paid, performed and satisfied in full and no Security Party has any further payment obligations in respect thereof and (ii) agrees and acknowledges that Prairie has no further obligation to make any loans or advance any funds to any Security Party.

                           (b) Holdings hereby covenants and agrees to deliver to Prairie, on or before the sixtieth (60th) day after the date hereof, a copy of the annual audit report of Holdings and its Subsidiaries for the fiscal year ended December 31, 2000, including therein consolidated balance sheets and statements of earnings and cash flows of Holdings and its Subsidiaries as at the end of such fiscal year, certified without qualification by PriceWaterhouseCoopers, together with all other deliveries required by Section 4.1(iii) and
         (iv) of the Existing Purchase Agreement to the extent not previously delivered to Prairie.

                           (c) The parties hereto hereby agree that the Security Parties may resume payments of management fees to HIG, HIG Capital and their respective Affiliates in accordance with, and subject to the terms of, Sections 4.5(xxii) and 4.6(vii) of the Existing Purchase Agreement; it being agreed and understood that the Security Parties shall not be permitted to make, and none of HIG, HIG Capital, nor any of their respective Affiliates shall be permitted to receive or retain, any payments in respect of accrued management fees that were not paid in cash to HIG, HIG Capital or their respective Affiliates due to the operation of such Sections 4.5(xxii) and 4.6(vii) of the Existing Purchase Agreement (and the Security Parties hereby represent and warrant to Prairie that no payments of management fees previously were made to HIG, HIG Capital or any of their respective Affiliates in violation of such Sections 4.5(xxii) and 4.6(vii) of the Existing Purchase Agreement).

                           (c) The Security Parties agree and acknowledge that any failure to comply with the terms of clauses (b) or (c) of this
         Section 2.6 shall constitute an immediate Event of Default, without further notice by or on behalf of Prairie.

         3. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of all of the following conditions in a manner, form and substance satisfactory to Prairie:

                           (a) Representations and Warranties. All of the representations and warranties of the Security Parties set forth in the Existing Purchase Agreement, as amended, and the other Investment Documents to the extent such Persons are parties thereto shall be true and correct in all material respects, except for the representations and warranties qualified by the terms "material", "materially", "Material Adverse Effect" or other similar terms which shall be true and correct in all respects.

                           (b) Delivery of Documents. The following shall have been delivered to Prairie, each duly authorized and executed in form and substance satisfactory to Prairie:

                                    (1)      this Amendment;

                                    (2)      that certain Reaffirmation of
         Subordination Agreement, dated the date hereof, among Holdings, Borrower, Prairie and Agent;

                                    (3)      that certain Reaffirmation of
         Security Party Guaranty, dated the date hereof, between Holdings and Prairie;

                                    (4)      a copy of the Make-Well Agreement;

                                    (5)      such evidence of the authority of
         each party to this Amendment and each agreement, document and instrument described herein (other than Prairie) to execute and deliver this Amendment and all other agreements, documents and instruments delivered in connection herewith as Prairie may require, including but not limited to (i) a copy of resolutions duly adopted by the board of directors (or other governing authority) of each such Person, authorizing the execution and performance by each such Person of this Amendment and the other agreements, documents and instruments to be executed and performed by each such Person pursuant to this Amendment (collectively, the "Other Amendment Documents"), certified as complete and correct by the corporate secretary or similar officer of each such Person, and (ii) a certificate of the secretary of each Security Party and their respective Subsidiaries certifying that neither the articles of incorporation or bylaws of such Person has been amended or modified since the date on which certified copies of such documents were previously delivered to Prairie;

                                    (6)      a certificate signed by the
         Secretary or a Vice President of each Security Party dated as of the date hereof stating that the conditions to the effectiveness of this Amendment have been fully satisfied; and

                                    (7)      such other instruments, documents,
         certificates, consents, waivers and opinions (including opinions from White & Case, counsel to the Security Parties and HIG Capital) as Prairie may request.

                           (c) Senior Amendment. Prairie shall have received evidence satisfactory to Prairie of Agent's consent to this Amendment and the transactions contemplated hereby and the Senior Amendment shall be completely executed and in full force and effect and in form and substance reasonably satisfactory to Prairie.

                           (d) Payment of Fees and Expenses. The Security Parties shall have paid (i) a closing fee in the amount of $25,000, which shall be fully earned and due and payable on the date hereof, which payment shall be refunded to the Borrower if, and only if, (A) Holdings consummates a merger with Thane International, Inc., or any of its subsidiaries, on terms reasonably acceptable to Prairie and Prairie actually receives a net cash payment of at least $950,000 in respect of the conversion of all of its equity interest in Holdings no later than 5:00 p.m. Central Standard Time on December 15, 2001, and (B) in connection with the consummation of such merger each of Holdings and the Borrower executes and delivers to Prairie an amendment to the Existing Purchase Agreement and other Investment Documents in form and substance satisfactory to Prairie; and (ii) all fees and expenses of Prairie in connection with this Amendment, including, without limitation, reasonable attorneys' fees and expenses.

                           (e) Performance; No Default. Each Security Party shall have performed and complied with all agreements and conditions contained in Transaction Documents to be performed by or complied with by such Persons prior to the date hereof, and after giving effect to this Amendment no Potential Event of Default or Event of Default shall exist or be created hereby.

                           (f) No Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of the most recent financial statements for Holdings and its Subsidiaries received by Prairie.

                           (g) Approvals. The approval and/or consent shall have been obtained from all Persons whose approval or consent is necessary or required to enable each Security Party and each other Person a party to this Amendment and the Other Amendment Documents to enter into this Amendment and the Other Amendment Documents and to perform their respective obligations hereunder and thereunder.

                           (h) Satisfaction of Prairie's Counsel. All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for Prairie.

         4. References. From and after the date hereof, all references in the Existing Purchase Agreement and the other Investment Documents to the "Purchase Agreement", the "Note and Warrant Purchase Agreement" or any similar term designating the Existing Purchase Agreement shall be deemed to refer to the Existing Purchase Agreement, as amended hereby. This Amendment shall constitute an "Investment Document" under the terms of the Existing Purchase Agreement.

         5. Waiver of Certain Events of Default. Borrower has notified Prairie that the Events of Default described on Schedule I hereto have occurred and are existing (collectively, the "Designated Defaults"). From and after the date hereof, Prairie shall be deemed to have waived the Designated Defaults and its rights to pursue the remedies available to it on account of the Designated Defaults. This waiver shall not be deemed a waiver of any other Potential Event of Default or Event of Default which has occurred or exists under the Existing Purchase Agreement or hereafter may occur under the Existing Purchase Agreement, as amended hereby, or to establish a custom or course of dealing among the Security Parties and Prairie or any of them. Except as specifically set forth herein, Prairie hereby expressly reserves all of its rights and remedies under the Existing Purchase Agreement, as amended hereby, the other Investment Documents and applicable law.

         6. Representations and Warranties. Each Security Party hereby confirms to Prairie that the representations and warranties set forth in the Existing Purchase Agreement, as amended hereby, and the other Investment Documents are true and correct in all material respects as of the date hereof, except for the representations and warranties qualified by the terms "material", "materially", "Material Adverse Effect" or other similar terms which shall be true and correct in all respects as of the date hereof, and except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date. Each Security Party further represents and warrants to Prairie that (a) it has full power and authority to execute and deliver this Amendment and the Other Amendment Documents and to perform its obligations hereunder and thereunder, (b) upon the execution and delivery hereof and thereof, this Amendment and the Other Amendment Documents will be valid, binding and enforceable upon it in accordance with their respective terms, (c) the execution, delivery and performance of this Amendment and the Other Amendment Documents do not and will not contravene, conflict with, violate or constitute a default under (i) the certificate or articles of incorporation or bylaws of such Security Party, or (ii) any applicable law, rule or regulation, or any judgment, decree or order, of which a Security Party has knowledge or any material agreement, indenture or instrument to which such Security Party is a party or is bound or which is binding upon or applicable to all or any portion of its property and (d) no Potential Event of Default or Event of Default presently exists not expressly waived hereby.

         7. Closing Fee; Costs and Expenses. The Security Parties, jointly and severally, agree to: (i) pay a closing fee in the amount of $25,000, which shall be fully earned and due and payable on the date hereof, which payment shall be refunded to the Borrower if, and only if, Holdings consummates a merger with Thane International, Inc., or any of its subsidiaries, on terms reasonably acceptable to Prairie and Prairie actually receives a net cash payment of at least $950,000 in respect of the conversion of all of its equity interest in Holdings no later than 5:00 p.m. Central Standard Time on December 31, 2001; and
(ii) reimburse Prairie for all out of pocket expenses incurred in the preparation, negotiation and execution of this Amendment and the Other Amendment Documents and the consummation of the transactions contemplated hereby and thereby, including, without limitation, reasonable expenses and fees of counsel for Prairie.

         8. No Further Amendments; Ratification of Liability; Waiver; Release. Except as amended or terminated hereby or pursuant hereto, the Existing Purchase Agreement and each of the other Investment Documents shall remain in full force and effect in accordance with their respective terms. Each Security Party, as a debtor, grantor, guarantor or assignor, or in any similar capacity in which it has acted as an accommodation party or guarantor, as the case may be, hereby ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the Existing Purchase Agreement and the other Investment Documents to the extent such Person is a party thereto, all as amended by this Amendment, and agrees and acknowledges that (a) it has no defenses, claims or set-offs to the enforcement of such liabilities, obligations and agreements, (b) Prairie has fully performed all obligations to such Person which Prairie may have had prior to, or have on and as of, the date hereof and (c) other than as specifically set forth herein, Prairie does not waive, diminish or limit any term or condition contained in the Existing Purchase Agreement or any other Investment Document. Prairie's agreement to the terms of this Amendment or any other amendment of the Existing Purchase Agreement or any other Investment Document shall not be deemed to establish or create a custom or course of dealing among the Security Parties or Prairie, or any of them. This Amendment and the Other Amendment Documents contain the entire agreement among the Security Parties and Prairie contemplated by this Amendment. In consideration of Prairie's agreements herein contained, each Security Party, jointly and severally, hereby irrevocably releases and forever discharges Prairie and its Affiliates and their respective subsidiaries, successors, assigns, participants, directors, officers, employees, agents, consultants and attorneys (each, a "Released Person") of and from all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever which such Security Party or any of its Affiliates may now have or claim to have against Prairie or any other Released Person on account of or in any way touching, concerning, arising out of or founded upon the Existing Purchase Agreement, as amended hereby, the Investment Documents and the transactions contemplated or otherwise evidenced thereby, whether presently known or unknown and of every nature and extent whatsoever.

         9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

         10. Further Assurances. Each Security Party covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by Prairie in order to effectuate fully the intent of this Amendment.

         11. Severability. If any term or provision of this Amendment or the application of this Amendment to any party or circumstance shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby, and the affected term or provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Amendment.

         12. Captions. The captions in this Amendment are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Amendment or any provisions hereof.

         13. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles.

                                     *****

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

                                    KRANE HOLDINGS, INC.



                                    By: /s/ Sami W. Mnaymneh
                                       ---------------------------------
                                    Name:   Sami W. Mnaymneh
                                         -------------------------------
                                    Title:  President
                                          ------------------------------

                                    KRANE PRODUCTS, INC.



                                    By: /s/ Gary Kranz
                                       ---------------------------------
                                    Name:   Gary Kranz
                                         -------------------------------
                                    Title:
                                          ------------------------------

                                    PRAIRIE CAPITAL MEZZANINE FUND, L.P.


                                    By:  Daniels & King Capital, L.L.C.
                                       ---------------------------------
                                    Its: General Partner
                                        --------------------------------



                                    By: /s/ Stephen V. King
                                       ---------------------------------
                                    Name:   Stephen V. King
                                         -------------------------------
                                    Title:  Managing Member
                                          ------------------------------

                                   SCHEDULE I

                           Existing Events of Default

         The following Events of Default have occurred and are continuing under the Existing Purchase Agreement:

         1.       Events of Default have occurred and are continuing under
         Section 7.1(ii)(b) of the Existing Purchase Agreement due to the failure of the Security Parties to timely comply with the provisions of
         Section 4.1 of the Existing Purchase Agreement in respect of the fiscal year ended December 31, 2000 because of the failure to deliver Prairie the annual audit report of Holdings and its Subsidiaries for the fiscal year ended December 31, 2000.

         2.       Events of Default have occurred and are continuing under
         Section 7.1(ii)(a) and (b) of the Existing Purchase Agreement due to the failure of the Security Parties to timely comply with the provisions of Sections 3A.1, 4.5(xxiv) and 4.15 because of the failure to deliver Prairie the annual audit report of Holdings and its Subsidiaries for the fiscal year ended December 31, 2000 and other materials upon which the calculation of the Krane Earnout and the determination of whether or not the Krane Earnout was due was based and because the parties to the Acquisition Agreement agreed to an amendment of the Acquisition Agreement relating to the Krane Earnout.

         3.       Events of Default have occurred and are continuing under
         Section 7.1(ii)(b) of the Existing Purchase Agreement due to the failure of the Security Parties to comply with the provisions of
         Section 4.3 of the Existing Purchase Agreement because Prairie has not been notified of any meeting of the Company's board of directors or any committee thereof or of any actions proposed to be taken at any meetings or in lieu of meetings, has not been allowed to send a representative to any such meetings and has not received any materials or information provided to members of the Company's board of directors.

         Reference to the foregoing Events of Default shall not be deemed to waive, or otherwise construed as waiving or otherwise addressing, any other Event of Default that has occurred, may exist or hereafter may occur or to establish a custom or course of dealing.

                      SECOND AMENDMENT TO NOTE AND WARRANT
                PURCHASE AGREEMENT AND OTHER INVESTMENT DOCUMENTS

                  THIS SECOND AMENDMENT TO THE NOTE AND WARRANT PURCHASE AGREEMENT AND OTHER INVESTMENT DOCUMENTS (this "Amendment"), dated as of March 15, 2002, is by and among KRANE HOLDINGS, INC., a Delaware corporation and successor by merger with KRANE HOLDINGS Acquisition Corporation, a Delaware corporation (the "Company"), KRANE PRODUCTS, INC., a New York corporation (the "Borrower"), KRANE ACQUISITION CORPORATION, a Delaware corporation and wholly-owned subsidiary of Thane (the "Parent") and PRAIRIE CAPITAL MEZZANINE FUND, L.P., a Delaware limited partnership ("Prairie").

                                    RECITALS:

         A. Company, Borrower and Prairie are parties to that certain Note and Warrant Purchase Agreement, dated as of May 17, 2000 (the "Existing Purchase Agreement"), as amended by that certain First Amendment to Note and Warrant Purchase Agreement and Other Investment Documents, dated as of December 19, 2001 by and among Company, Borrower and Prairie (the "First Amendment") (the Existing Purchase Agreement, as amended by the First Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"), pursuant to which Prairie made certain loans to Borrower.

         B. Parent, Company and Borrower requested Prairie to consent to certain transactions and agree to amend the Purchase Agreement in certain respects.

         C. Prairie agrees to accommodate such request of Company and Borrower, on the terms and subject to the conditions herein set forth.

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement, as amended hereby.

         2.       Amendment to the Purchase Agreement. Purchase Agreement -
Section 1.1. Section 1.1 of the Purchase Agreement is amended by (i) adding the following definitions in the proper alphabetical order:

                  ""HIG Subordinated Notes" means collectively those certain unsecured, unguaranteed subordinated notes to be issued to HIG by the Borrower in consideration of making any required fundings under the Make-Well Agreement, with the terms and subordination provisions consistent with those set forth for "Subordinated Loans" under and as defined in the Make-Well Agreement and in form and substance satisfactory to the Purchaser, as amended with the consent of the Purchasers.

                  "Merger" means the merger of the Merger Sub with and into Company with Company as the surviving entity pursuant to the terms and provisions of the Merger Agreement.

                  "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of March 15, 2002 by and among Company, the Merger Sub, the Parent, Thane, Prairie and each of the other stockholders of the Company listed on the signature pages thereto, as the same may be amended, restated, supplemented or otherwise modified from time in accordance with the provisions hereof.

                  "Merger Documents" means, collectively, the Merger Agreement, the Redemption Agreement and all other instruments, documents and agreements executed and delivered in connection with the consummation of the Merger, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

                  "Merger Sub" means Krane Holdings Acquisition Corporation, a Delaware corporation.

                  "Parent" means Krane Acquisition Corporation, a Delaware corporation.

                  "Redemption Agreement" means that certain Redemption Agreement dated as of March 15, 2002 by and among Thane, Lease Plan - Krane Product Investors, L.P. and the Purchaser.

                  "Second Amendment Closing Date" means March 15, 2002.

                  "Security Party Guaranty" means, collectively, (i) the Security Party Guaranty executed and delivered by the Company in the form of Exhibit D hereto, (ii) the Security Party Guaranty executed and delivered by the Parent in the form of Exhibit D hereto and (iii) the Security Party Guaranty executed and delivered by each other Security Party (other than the Borrower).

                  "Thane" means Thane International, Inc., a Delaware corporation.

                  "Thane/Krane Intercreditor Agreement" means that certain Intercreditor Agreement dated as of the Second Amendment Closing Date among the Purchaser, the Borrower, the Parent, the Company, Thane, the Senior Lenders' Agent, certain subsidiaries of Thane and Congress Financial Corporation (Florida) as agent for Thane's lenders."

                  (ii) deleting the definition of "Change in Control" in its entirety and substituting the following therefor:

                  ""Change in Control" means (A) any sale, transfer or issuance or series of sales or issuances of Thane's capital stock by Thane or any holder or holders thereof, or any merger, consolidation or other transaction involving Thane, immediately after which (x) HIG no longer possesses the voting power to elect a majority of Thane's board of director or (y) HIG no longer holds direct record and beneficial ownership of at least fifty-one percent (51%) of the capital stock of Thane, (B) any sale, transfer or issuance or series of sales or issuance of the Parent's capital stock by the Parent or any holder or holders hereof, or any merger, consolidation or other transaction involving the Parent, immediately after which Thane no longer holds direct record and beneficial ownership of 100% of the Parent's outstanding capital stock, (C) any sale, transfer or issuance or series of sales or issuances of the Company's capital stock by the Company or any holder or holders thereof, or any merger, consolidation or other transaction involving the Company, immediately after which the Parent no longer holds direct record and beneficial ownership of 100% of the Company's outstanding capital stock, (D) any sale, transfer or issuance or series of sales or issuances of any Borrower's capital stock by such Borrower or any holder or holders thereof, or any merger, consolidation or other transaction involving such Borrower, immediately after which the Company no longer holds direct record and beneficial ownership of 100% of such Borrower's outstanding capital stock, (E) any sale of all or substantially all of the Company's and its Subsidiaries' assets on a consolidated basis, (F) after the Closing, any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, but excluding any Specified Person (as defined below)) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than twenty-five percent (25%) of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of Thane having voting rights in the election of directors under normal circumstances,
         (G) any Security Party (other than the Parent) shall cease to be a Wholly-Owned Subsidiary of the Parent, (H) a majority of the members of the Board of Directors of the Company shall cease to be Continuing Members (as defined below), (I) a period of thirty (30) consecutive days shall have elapsed during which any two of the individuals named on the attached Continuing Members Schedule shall have ceased to hold executive offices with the Company at least equal in seniority and responsibility to such individuals' present offices described as set out in such schedule, excluding any individual who has been replaced by another individual or individuals reasonably satisfactory to the Purchaser (it being understood that any such replacement individual shall be deemed added to the Continuing Members Schedule on the date or approval thereof by the Purchaser); for purposes of the foregoing "Continuing Members" means a member of the Board of Directors of the Company who either (1) was member of the Company's Board of Directors on the day before the Closing or (2) became a member of such Board of Directors after the day before the Closing and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Company's Board of Directors; and "Specified Person" means HIG."

                  (iii) adding to the definition of "Investment Documents" the following text "the Thane/Krane Intercreditor Agreement, the HIG Subordinated Notes, if any," immediately following the text "the Intercreditor Agreement" appearing therein.

                  (iv) deleting the definition of "Make-Well Agreement" in its entirety and substituting the following therefor:

                  ""Make-Well Agreement" means the Amended and Restated Make-Well Agreement dated as of March 15, 2002 to which the Agent, HIG KPI, Inc., HIG Investment Group II, L.P., HIG Partners II, L.P., HIG GP-II, Inc., Holdings and the Borrower are parties."

                  (v)      deleting the period appearing at the end of clause
(ix) thereof, and adding to the definition of "Permitted Indebtedness" the following clause to the end thereof:

                  "and (x) HIG Subordinated Notes in an aggregate principal amount not to exceed $500,000 plus accrued interest thereon, whether or not capitalized."

                  (vi) deleting the definition of "Security Party" in its entirety and substituting the following therefor:

                  ""Security Party" means collectively, the Parent, the Company, each Borrower and each Person which becomes a party to a Security Party Guaranty and any Subsidiary of any such Person which becomes a party to an Investment Document."

                  (vii) deleting the definition of "Transaction Documents" in its entirety and substituting the following therefor:

                  ""Transaction Documents" means, collectively, the Acquisition Documents, the Make-Well Agreement, the Investment Documents, the Senior Loan Documents and, after consummation of the Merger, the Merger Documents."

                  2.2. Purchase Agreement - Section 2.1. Section 2.1 of the Purchase Agreement is amended by deleting the term "12.0%" and substituting the term "15.0%" therefor.

                  2.3. Purchase Agreement - Section 4.1. Section 4.1 of the Purchase Agreement is hereby amended by deleting the period appearing at the end of clause (xiii) thereof and inserting the following new clauses at the end thereof:

                  "and (xiv) promptly from time to time, (a) copies of any and all amendments and supplements to, and modifications of, and any waivers and other notices delivered under, the credit agreement and credit documents evidencing the senior secured credit accommodations made from time to time to Thane by certain financial institutions, and
         (b) notice (in reasonable detail) of any substitute, replacement or additional lender to Thane thereunder; and"

                  2.4. Purchase Agreement - Section 4.3. Section 4.3 of the Purchase Agreement is hereby amended by deleting each reference to "the Company" appearing therein and inserting in lieu thereof "each of the Parent and the Company".

                  2.5. Purchase Agreement - Section 4.4. Section 4.4 of the Purchase Agreement is hereby amended by deleting subsection (i) in its entirety and substituting the following therefor:

                  "(i)     Cause to be done all things necessary to maintain,
         preserve and renew its corporate existence, rights, franchises, privileges and qualifications (except in those instances in which the failure to be qualified to do business or in good standing in a jurisdiction does not have a Material Adverse Effect or as permitted under Section 4.5(v)) and all material licenses, authorizations and permits necessary to the conduct of its businesses; "

                  2.6. Purchase Agreement - Section 4.5. Section 4.5 of the Purchase Agreement is hereby amended by (i) deleting subsection (v) in its entirety and substituting the following therefor:

                  "(v)     except for the Merger, merge or consolidate with any
         Person or, except as permitted by subsection (viii) below, permit any of its Subsidiaries to merge or consolidate with any Person (other than a merger or consolidation between or among Wholly-Owned Subsidiaries or a merger or consolidation of a Wholly-Owned Subsidiary into the Company);"

                  (ii) deleting the text "the Company shall not" appearing in subsection (ix) thereof and inserting in lieu thereof the following new text "neither the Parent nor the Company shall";

                  (iii) adding to subsection (xi) thereof the following new text:

                  "provided, that for the avoidance of doubt, any transaction, arrangement or contract with Thane and any of its subsidiaries (other than the Company and its Subsidiaries), shall require the prior written consent of the Purchasers;"

                  (iv) deleting subsection (xxiii) in its entirety and substituting the following therefor:

                  "(xxiii) amend, modify or waive any provision of the Acquisition Documents, the Merger Documents (in the form agreed to on the Second Amendment Closing Date) or the Investment Documents (other than any amendment to the Acquisition Documents which is not adverse to the Purchaser), to which it is a party, and each Security Party shall enforce the provisions of the Acquisition Documents, the Merger Documents and the Investment Documents, to which it is a party, and shall exercise all of its rights and remedies thereunder;"

                  2.7. Purchase Agreement - Section 4.6. Section 4.6 of the Purchase Agreement is amended by deleting such Section in its entirety and inserting the following therefor:

                  "4.6     Intentionally omitted."

                  2.8. Purchase Agreement - Section 4.7. Section 4.7 of the Purchase Agreement is hereby amended by (i) deleting subsection (i) in its entirety and substituting the following therefor:

                  "(i)     Interest Coverage Ratio. Not permit the Interest
         Coverage Ratio for any Computation Period set forth below to be less than the applicable ratio set forth below for such Computation Period:

                         Computation                         Interest Coverage
                        Period Ending                             Ratio
                   --------------------------                -----------------
                    09/30/00                                    1.80 to 1.00
                    12/31/00                                    1.80 to 1.00
                    03/31/01                                    1.80 to 1.00
                    06/30/01                                    1.80 to 1.00
                    09/30/01                                    2.25 to 1.00
                    12/31/01                                    2.25 to 1.00
                    03/31/02                                    2.25 to 1.00
                    06/30/02                                    2.25 to 1.00
                    09/30/02 and each                           2.70 to 1.00 "
                    quarter ending thereafter

                  (ii) deleting subsection (ii) in its entirety and substituting the following therefor:

                  "(i)     Total Coverage Ratio. Not permit Total Coverage Ratio
for any Computation Period set forth below to be less than the applicable ratio set forth below for such Computation Period:

                         Computation                         Interest Coverage
                        Period Ending                             Ratio
                   --------------------------                -----------------
                    09/30/00                                    0.95 to 1.00
                    12/31/00                                    0.95 to 1.00
                    03/31/01                                    1.00 to 1.00
                    06/30/01                                    1.00 to 1.00
                    09/30/01                                    1.00 to 1.00
                    12/31/01                                    1.00 to 1.00
                    03/31/02                                    1.00 to 1.00
                    06/30/02                                    1.00 to 1.00
                    09/30/02                                    1.00 to 1.00
                    12/31/02 and each                           1.05 to 1.00 "
                    quarter ending thereafter

                  (iii) deleting subsection (iv) in its entirety and substituting the following therefor:

                  "(iv)    Total Indebtedness to EBITDA Ratio. Not permit the
         Total Indebtedness to EBITDA Ratio as of the last day of any Computation Period set forth below to exceed the applicable ratio set forth below for such Computation Period:

                         Computation                         Interest Coverage
                        Period Ending                             Ratio
                   --------------------------                -----------------
                    09/30/00                                    4.00 to 1.00
                    12/31/00                                    3.90 to 1.00
                    03/31/01                                    3.90 to 1.00
                    06/30/01                                    3.70 to 1.00
                    09/30/01                                    3.55 to 1.00
                    12/31/01                                    3.40 to 1.00
                    03/31/02                                    3.30 to 1.00
                    06/30/02                                    3.10 to 1.00
                    09/30/02                                    2.90 to 1.00
                    12/31/02                                    2.70 to 1.00
                    03/31/03                                    2.55 to 1.00 "

                  2.9. Purchase Agreement - Section 6.2. Section 6.2 of the Purchase Agreement is hereby amended by deleting each reference in subsection (i) therein to the word "Closing" and substituting the words "Second Amendment Closing Date" therefor.

                  2.10. Purchase Agreement - Section 6.30. Section 6.30 of the Purchase Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

                  "6.30    Acquisition Agreement, Merger Agreement and Senior
         Loan Agreement Representations. The representations and warranties made by the Sellers and the Security Parties in Articles III and IV of the Acquisition Agreement, by the Company, the Borrower, Thane and Merger Sub in Sections 3 and 4 of the Merger Agreement and by the Security Parties in Section 10 of the Senior Loan Agreement are true and correct in all material respects, and the representations and warranties made by the Security Parties in Article IV of the Acquisition Agreement, by the Company in Article III of the Merger Agreement and by the Secured Parties in Section 10 of the Senior Loan Agreement are true and correct in all material respects, in each case regardless of any limitation on survival set forth therein."

                  2.11. Purchase Agreement - Section 7.1. Section 7.1 of the Purchase Agreement is hereby amended by the following:

                  (i) inserting into clause (ii)(b) thereof the text ", any Security Party Guaranty" immediately following the text "in the Notes" appearing therein;

                  (ii) deleting clause (iv) thereof in its entirety and inserting in lieu thereof the following:

                  "(iv)    any Security Party or its Subsidiaries or Thane makes
         an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment, decree or injunction is entered adjudicating such Security Party or any of its Subsidiaries or Thane bankrupt or insolvent or requiring the dissolution or split up of such Security Party or any of its Subsidiaries or Thane or preventing such Security Party or any of its Subsidiaries or Thane from conducting all or any party of its business; or any order for relief with respect to any Security Party or its Subsidiaries or Thane is entered under the Federal Bankruptcy Code; or any Security Party or its Subsidiaries or Thane petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of such Security Party or any of its Subsidiaries or Thane, or of any substantial part of the assets of such Security Party or any of its Subsidiaries or Thane, or commences any proceeding (other than a proceeding for the voluntary liquidation of its and dissolution of any of its Subsidiaries) relating to such Security Party or any of its Subsidiaries or Thane under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar laws of any jurisdiction now or hereafter in effect; or any such petition or application is filed, or any such proceeding is commenced, against such Security Party or any of its Subsidiaries or Thane and either (a) such Security Party or any such Subsidiary or Thane by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;"

                  (iii) inserting into clause (xi) thereof the text "or any Security Party Guaranty" immediately following the text "the Notes" appearing therein and deleting the text "or the Warrants" appearing therein;

                  (iv)     deleting the period appearing at the end of clause
(x)(v) thereof and inserting in lieu thereof the following text "; or";

                  (v) inserting the following new clause at the end thereof:

                  "(xvi)   (a) Any subordination provision in any document or
         instrument governing the HIG Subordinated Notes, shall cease to be in full force and effect, or any Security Party or any other Person (including the holder of any of the HIG Subordinated Notes) shall contest in any manner the validity, binding nature or enforceability of any such provision, or (b) any provision in the Thane/Krane Intercreditor Agreement shall cease to be in full force and effect, or any Security Party or any other Person (including Thane or any of its Subsidiaries) shall contest in any manner the validity, binding nature of enforceability of any such provision."

                  2.12. Purchase Agreement - Section 7.2. Section 7.2 of the Purchase Agreement is hereby amended by deleting subsection (i) in its entirety and substituting the following therefor:

                  "7.2     Consequences of Events of Default.

                           (i) If any Event of Default (other than an Event of Default under Section 7.1(i) occurring due to the failure by the Borrower to pay the full amount of principal on any Note on the final maturity date (the "Maturity Payment")) has occurred and continued for a period of 30 days thereafter, then the interest rate on the Notes shall increase immediately by an increment of two (2) percentage points (or, if less, the highest rate permitted by law). If any such Event of Default has occurred and continues for a period of 360 days thereafter, then the interest rate on the Notes shall increase by a further increment of two (2) percentage points (for a total increase of four
         (4) percentage points) (or, if less, the highest rate permitted by law). If an Event of Default has occurred due to the Borrower's failure to pay the Maturity Payment, then the interest rate on the Notes shall increase immediately by an increment of five (5) percentage points (or, if less, the highest rate permitted by law). Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Events of Default exist (subject to subsequent increases pursuant to this subparagraph)."

                  2.13. Purchase Agreement - Exhibit A. Exhibit A to the Purchase Agreement is hereby deleted in its entirety and Exhibit A attached hereto is substituted therefor.

                  2.14. Purchase Agreement - Capitalization Schedule. The Capitalization Schedule to the Purchase Agreement is hereby deleted in its entirety and Exhibit B attached hereto is substituted therefor.

         3. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of all of the following conditions in a manner, form and substance satisfactory to Prairie:

                  3.1. Representations and Warranties. All of the representations and warranties of the Security Parties set forth herein and in the Purchase Agreement and the other Investment Documents to the extent such Persons are parties thereto shall be true and correct in all material respects, except for the representations and warranties qualified by the terms "material", "materially", "Material Adverse Effect" or other similar terms which shall be true and correct in all respects.

                  3.2. Delivery of Documents. The following shall have been delivered to Prairie, each duly authorized and executed in form and substance satisfactory to Prairie:

                           (i)      this Amendment;

                           (ii) the Initial Note in the form of Exhibit A attached hereto;

                           (iii) that certain Reaffirmation of Security Party Guaranty, dated the date hereof, between Holdings and Prairie;

                           (iv) the Security Party Guaranty, dated the date hereof, between the Parent and Prairie;

                           (v) the Thane/Krane Intercreditor Agreement and the Make-Well Agreement;

                           (vi) such evidence of the authority of each party to this Amendment, all other Investment Documents and each agreement, document and instrument described herein (other than Prairie) to execute and deliver this Amendment, all other Investment Documents and all other agreements, documents and instruments delivered in connection herewith as Prairie may require, including but not limited to (i) a copy of resolutions duly adopted by the board of directors (or other governing authority) of each such Person, authorizing the execution and performance by each such Person of this Amendment and the other agreements, documents and instruments to be executed and performed by each such Person pursuant to this Amendment (collectively, the "Other Amendment Documents"), certified as complete and correct by the corporate secretary or similar officer of each such Person, and (ii) a certificate of the secretary of each Security Party and their respective Subsidiaries certifying that neither the articles of incorporation or bylaws of such Person has been amended or modified since the date on which certified copies of such documents were previously delivered to Prairie;

                           (vii) a certificate executed by a Vice President of the Security Parties pursuant to which such Person represents and warrants to the Purchasers that the Merger has been consummated in accordance with the Merger Documents and applicable law and to other circumstances requested by the Purchasers;

                           (viii) a certificate executed by a Vice President of the Security Parties certifying the occurrence of the closing of the Merger and that such transaction has been consummated in accordance wit the terms of the Merger Documents without waiver of any material condition thereof; together with evidence satisfactory to the Purchasers that (i) all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by Thane, the Parent and the Company and the Borrower in connection with such transactions have been duly obtained and are in full force and effect and (ii) all material and necessary permits have been obtained;

                           (ix) a certificate signed by the Secretary or a Vice President of each Security Party dated as of the date hereof stating that the conditions to the effectiveness of this Amendment have been fully satisfied; and

                           (x)      such other instruments, documents,
                  certificates, consents, waivers and opinions (including opinions from White & Case, counsel to the Security Parties, HIG Capital and Thane, each in form and substance satisfactory to Prairie) as Prairie may request.

                  3.3. Senior Amendment. Prairie shall have received evidence satisfactory to Prairie of Senior Lenders' Agent's consent to the Merger, this Amendment and the transactions contemplated hereby and the amendment to the Senior Loan Agreement shall be completely executed and in full force and effect and in form and substance reasonably satisfactory to Prairie. The Purchasers hall have received a copy of such amendments certified by a Vice President or Secretary of the Borrower as true, correct and complete in all respects.

                  3.4. Payment of Expenses. The Security Parties shall have paid all fees and expenses of Prairie in connection with this Amendment, including, without limitation, reasonable attorneys' fees and expenses.

                  3.5. Merger. The Purchasers shall have received evidence (including, without limitation, a file-stamped certificate of merger issued by the Secretary of State of the State of Delaware), reasonably satisfactory to the Purchasers, that the Merger shall have been completed in accordance with the terms of the Merger Documents and applicable law. Prairie, in its individual capacity, shall have received a cash payment of $950,000 in accordance with the Redemption Agreement in respect of the conversion into cash of all equity securities in the Company owned by Prairie immediately prior to the effectiveness of the Merger. Further, the Purchasers shall have received a copy of all of the Merger Documents certified by a Vice President or Secretary of the Borrower as true, correct and complete in all respects.

                  3.6. Performance; No Default. Each Security Party shall have performed and complied with all agreements and conditions contained in Transaction Documents to be performed by or complied with by such Persons prior to the date hereof, and after giving effect to this Amendment no Potential Event of Default or Event of Default shall exist or be created hereby.

                  3.7. No Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of the most recent financial statements for Holdings and its Subsidiaries received by Prairie.

                  3.8. Approvals. The approval and/or consent shall have been obtained from all Persons whose approval or consent is necessary or required to enable each Security Party and each other Person a party to this Amendment, the Other Amendment Documents and the Merger Agreement to enter into this Amendment, the Other Amendment Documents and the Merger Agreement and to perform their respective obligations hereunder and thereunder.

                  3.9. Satisfaction of Prairie's Counsel. All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for Prairie.

         4. References. From and after the date hereof, all references in the Purchase Agreement and the other Investment Documents to the "Purchase Agreement", the "Note and Warrant Purchase Agreement" or any similar term designating the Purchase Agreement shall be deemed to refer to the Purchase Agreement, as amended hereby. This Amendment shall constitute an "Investment Document" under the terms of the Purchase Agreement.

         5.       Representations and Warranties.

                  5.1 Each Security Party hereby confirms to Prairie that the representations and warranties set forth in the Purchase Agreement, as amended hereby, and the other Investment Documents (other than the Equityholders Agreement) are true and correct in all material respects as of the date hereof, except for the representations and warranties qualified by the terms "material", "materially", "Material Adverse Effect" or other similar terms which shall be true and correct in all respects as of the date hereof, and except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

                  5.2 Each Security Party further represents and warrants to Prairie that (a) it has full power and authority to execute and deliver this Amendment and the Other Amendment Documents and to perform its obligations hereunder and thereunder, (b) upon the execution and delivery hereof and thereof, this Amendment and the Other Amendment Documents will be valid, binding and enforceable upon it in accordance with their respective terms, (c) the execution, delivery and performance of this Amendment and the Other Amendment Documents do not and will not contravene, conflict with, violate or constitute a default under (i) the certificate or articles of incorporation or bylaws of such Security Party, or (ii) any applicable law, rule or regulation, or any judgment, decree or order, of which a Security Party has knowledge or any material agreement, indenture or instrument to which such Security Party is a party or is bound or which is binding upon or applicable to all or any portion of its property and (d) no Potential Event of Default or Event of Default presently exists not expressly waived hereby.

                  5.3 Each Security Party hereby further represents and warrants to Prairie that:

                  (i) Each Security Party has heretofore furnished the Purchaser true and correct copies of the Merger Documents.

                  (ii) Each Security Party and, to the Security Parties' knowledge, each other party to the Merger Documents, has duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the Merger Documents to which it is a party and the consummation of transactions contemplated thereby.

                  (iii) The Merger Documents will comply with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Security Parties and, to the Security Parties' knowledge, each other party to the Merger Documents, have been duly obtained and will be in full force and effect. As of the Second Amendment Closing Date, all applicable waiting periods with respect to the Merger Documents have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the respective Related Transactions.

                  (iv) The execution and delivery of the Merger Documents did not, and the consummation of the Merger will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on any Security Party or, to the Security Parties' knowledge, any other party to the Merger Documents, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which any Security Party is a party or by which any Security Party is bound or, to the Security Parties' knowledge, to which any other party to the Merger Documents is a party or by which any such party is bound.

                  (v) No statement or representation made in the Merger Documents by any Security Party nor, to the Security Parties' knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

                  5.4 Each Security Party hereby further represents and warrants to Prairie that: (i) the Capitalization Schedule sets forth the authorized equity securities of the Parent, the Company and the Borrower as of the Second Amendment Closing Date; (ii) all issued and outstanding equity securities of each Parent, the Company and the Borrower are duly authorized and validly issued, fully paid, nonassessable, and free and clear of all Liens other than, in the case of the Company and the Borrower, those in favor of the Senior Lenders' Agent, for the benefit of the Senior Lenders; (iii) all such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities; (iv) all of the issued and outstanding equity securities of the Parent are owned by Thane; (v) the Parent owns all of the issued and outstanding equity securities of the Company and the Company owns all of the issued and outstanding equity securities of the Borrower; and (vi) except as set forth on the Capitalization Schedule there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any equity securities in any such entity.

         6. Costs and Expenses. The Security Parties, jointly and severally, agree to reimburse Prairie for all out of pocket expenses incurred in the preparation, negotiation and execution of this Amendment, the Other Amendment Documents and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby, including, without limitation, reasonable expenses and fees of counsel for Prairie.

         7. No Further Amendments; Ratification of Liability; Waiver; Release. Except as amended or terminated hereby or pursuant hereto, the Purchase Agreement and each of the other Investment Documents shall remain in full force and effect in accordance with their respective terms. Each Security Party, as a debtor, grantor, guarantor or assignor, or in any similar capacity in which it has acted as an accommodation party or guarantor, as the case may be, hereby ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the Purchase Agreement and the other Investment Documents to the extent such Person is a party thereto, all as amended by this Amendment, and agrees and acknowledges that (a) it has no defenses, claims or set-offs to the enforcement of such liabilities, obligations and agreements, (b) Prairie has fully performed all obligations to such Person which Prairie may have had prior to, or have on and as of, the date hereof and (c) other than as specifically set forth herein, Prairie does not waive, diminish or limit any term or condition contained in the Purchase Agreement or any other Investment Document. Prairie's agreement to the terms of this Amendment or any other amendment of the Purchase Agreement or any other Investment Document shall not be deemed to establish or create a custom or course of dealing among the Security Parties or Prairie, or any of them. This Amendment and the Other Amendment Documents contain the entire agreement among the Security Parties and Prairie contemplated by this Amendment. In consideration of Prairie's agreements herein contained, each Security Party, jointly and severally, hereby irrevocably releases and forever discharges Prairie and its Affiliates and their respective subsidiaries, successors, assigns, participants, directors, officers, employees, agents, consultants and attorneys (each, a "Released Person") of and from all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever which such Security Party or any of its Affiliates may now have or claim to have against Prairie or any other Released Person on account of or in any way touching, concerning, arising out of or founded upon the Purchase Agreement, as amended hereby, the Investment Documents and the transactions contemplated or otherwise evidenced thereby, whether presently known or unknown and of every nature and extent whatsoever.

         8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

         9. Further Assurances. Each Security Party covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by Prairie in order to effectuate fully the intent of this Amendment.

         10. Severability. If any term or provision of this Amendment or the application of this Amendment to any party or circumstance shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby, and the affected term or provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Amendment.

         11. Captions. The captions in this Amendment are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Amendment or any provisions hereof.

         12. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Note and Warrant Purchase Agreement on the date first written above.

                                       KRANE HOLDINGS, INC.



                                       By: /s/ Sami W. Mnaymneh
                                           ------------------------------------
                                       Name: Sami W. Mnaymneh
                                             ----------------------------------
                                       Title: President
                                              ---------------------------------

                                       KRANE PRODUCTS, INC.



                                       By: /s/ Gary Kranz
                                           ------------------------------------
                                       Name: Gary Kranz
                                             ----------------------------------
                                       Title: Vice President
                                              ---------------------------------

                                       KRANE ACQUISITION CORPORATION



                                       By: /s/ Kevin J. McKeon
                                           ------------------------------------
                                       Name: Kevin J. McKeon
                                             ----------------------------------
                                       Title: Vice President
                                              ---------------------------------

                                       PRAIRIE CAPITAL MEZZANINE FUND, L.P.

                                         By:  Daniels & King Capital, L.L.C.
                                         Its:  General Partner



                                       By: /s/ Stephen V. King
                                           ------------------------------------
                                       Name: Stephen V. King
                                             ----------------------------------
                                       Title: Managing Member


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                                    EXHIBIT A

                                 (Form of Note)

                                 Attached hereto


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                                    EXHIBIT B

                            (Capitalization Schedule)

                                 Attached hereto